UNITED STATES
SECURITIES
AND
EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant  ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
FARMERS NATIONAL BANC CORP.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

20 SOUTH BROAD STREET,

CANFIELD, OHIO 44406

March 21, 2023

To Our Shareholders:

You are cordially invited to the 2023 Annual Meeting of Shareholders of Farmers National Banc Corp. (“Farmers” or the “Company”) to be held on April 20, 2023 at 10:00 a.m., Eastern Time. We have adopted a virtual format for our Annual Meeting to provide a consistent experience to all shareholders regardless of location. We will provide a live webcast of the Annual Meeting at https://meetnow.global/MWKKDGV, where you will be able to vote electronically and submit questions during the meeting.

During the Annual Meeting, you will be asked to: (i) elect four Class I directors whose terms will expire at the Annual Meeting in 2026; (ii) conduct a non-binding advisory vote on the frequency of holding an advisory vote on the compensation of the Company’s named executive officers; (iii) consider and vote upon a non-binding advisory resolution to approve the compensation of the Company’s named executive officers; and (iv) consider and vote upon a proposal to ratify the Audit Committee’s appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

Your vote on these matters is important, regardless of the number of shares you own, and all shareholders are encouraged to participate in the live webcast of the Annual Meeting. However, it is important that your shares be represented regardless of whether you plan to participate in the live webcast of the Annual Meeting. In order to ensure that your shares are represented, I urge you to execute and return the enclosed proxy, or that you submit your proxy by telephone or Internet promptly.

Sincerely,

KEVIN J. HELMICK

President and Chief Executive Officer

FARMERS NATIONAL BANC CORP.

20 SOUTH BROAD STREET

CANFIELD, OHIO 44406

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held Thursday, April 20, 2023

The Annual Meeting of Shareholders of Farmers National Banc Corp. (“Farmers” or the “Company”) will be held on April 20, 2023 at 10:00 a.m., Eastern Time. We have adopted a virtual format for our Annual Meeting to provide a consistent experience to all shareholders regardless of location. We will provide a live webcast of the Annual Meeting at https://meetnow.global/MWKKDGV, where you will be able to vote electronically and submit questions during the meeting.

The 2023 Annual Meeting will be held for the following purposes:

1.	to elect four Class I directors to serve for terms of three years to expire at the Annual Meeting of Shareholders to be held in 2026;

2.	to conduct a non-binding advisory vote on the frequency of holding an advisory vote on executive compensation;

3.	to consider and vote upon a non-binding advisory resolution to approve the compensation of the Company’s named executive officers;

4.	to consider and vote upon a proposal to ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and

5.

to transact such other business as may properly come before the meeting or any adjournments thereof. Farmers’ Board of Directors is not currently aware of any other business to come before the Annual Meeting.

The Board of Directors has fixed the close of business on March 7, 2023 as the record date for the determination of shareholders entitled to notice of, and to vote during, the Annual Meeting. Your Board of Directors recommends that you vote “FOR” the election of each of the director nominees included in Proposal Number 1, for a frequency of “One Year” under Proposal Number 2, and “FOR” each of Proposal Numbers 3 and 4.

By Order of the Board of Directors,

TROY ADAIR

Executive Vice President, Chief Financial Officer and Secretary

Canfield, Ohio

March 21, 2023

FARMERS NATIONAL BANC CORP.

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Farmers National Banc Corp., an Ohio corporation (“Farmers” or the “Company”), of the accompanying proxy to be voted during the 2023 Annual Meeting of Shareholders (the “Annual Meeting”), and during any adjournment or postponement thereof. The Annual Meeting will be held on April 20, 2023 at 10:00 a.m., Eastern Time. We have adopted a virtual format for our Annual Meeting to provide a consistent experience to all shareholders regardless of location. We will provide a live webcast of the Annual Meeting at https://meetnow.global/MWKKDGV, where you will be able to vote electronically and submit questions during the meeting. The mailing address of the principal executive offices of Farmers is 20 South Broad Street, Canfield, Ohio 44406; telephone number (330) 533-3341. This proxy statement, together with the related proxy and Farmers’ 2022 Annual Report to Shareholders (the “Annual Report”), are being mailed to the shareholders of the Company on or about March 21, 2023. This Proxy Statement contains important information for you to consider when deciding how to vote. Please read this information carefully.

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on Thursday, April 20, 2023: This proxy statement, the Form 10-K for the year ended December 31, 2022 and the Annual Report to Shareholders are available at www.edocumentview.com/FMNB.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

When and Where will the Annual Meeting be Held?

The Annual Meeting will be held on Thursday, April 20, 2023 at 10:00 a.m., Eastern Time. We have adopted a virtual format for our Annual Meeting to provide a consistent experience to all shareholders regardless of location. We will provide a live webcast of the Annual Meeting at https://meetnow.global/MWKKDGV, where you will be able to vote electronically and submit questions during the meeting. To obtain more information regarding how to participate in the live webcast of the Annual Meeting, please contact Shareholder Relations at (330) 533-5127.

Why did I Receive these Proxy Materials?

You have received these proxy materials because the Board of Directors is soliciting a proxy to vote your shares during the Annual Meeting. This proxy statement contains information that Farmers is required to provide to you under the rules of the Securities and Exchange Commission (the “Commission”) and is intended to assist you in voting your shares.

Who may Vote during the Annual Meeting?

The Board of Directors has set March 7, 2023 as the “record date” for the Annual Meeting. This means that only shareholders of record at the close of business on that date are entitled to notice of, and to vote during, the Annual Meeting or any adjournment(s) or postponement(s) thereof. At the close of business on March 7, 2023, 37,910,511 Common Shares were issued and outstanding. Each Common Share entitles the holder to one vote on each item to be voted upon during the Annual Meeting and there is no cumulative voting.

What is the Difference between Holding Shares as a “Shareholder of Record” and as a “Beneficial Owner”?

If your Farmers’ shares are registered directly in your name, you are considered the “shareholder of record” of those shares. Farmers has sent these proxy materials directly to all “shareholders of record.” Alternatively, if your Farmers’ shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, which is sometimes called “street name,” then you are the “beneficial owner” of those shares, and these proxy materials were forwarded to you by that organization. The organization holding your shares is the shareholder of record for purposes of voting the shares during the Annual Meeting. As the beneficial owner, you have the right to direct that organization how to vote the Common Shares held in your account by following the voting instructions the organization provides to you.

How do I Vote?

Shareholders of record may vote on matters that are properly presented during the Annual Meeting in four ways:

•	By completing the accompanying proxy and returning it in the envelope provided;

•	By submitting your vote telephonically;

•	By submitting your vote electronically via the Internet before the meeting at www.envisionreports.com/FMNB; or

•	By submitting your vote electronically via the Internet during the meeting at https://meetnow.global/MWKKDGV.

For the Annual Meeting, Farmers is offering shareholders of record the opportunity to vote their Common Shares electronically through the Internet or by telephone by following the procedures described on the enclosed proxy instead of submitting the enclosed proxy by mail. In order to vote via the Internet or by telephone, please have the enclosed proxy in hand, and go to the website listed on the proxy or call the number and follow the instructions. The Internet and telephone voting procedures are designed to authenticate shareholder identities, to allow shareholders to give their voting instructions, and to confirm that shareholder instructions have been recorded properly. Shareholders voting through the Internet should understand that they may bear certain costs associated with Internet access, such as usage charges from their Internet service providers.

If you hold your Common Shares in street name, you should follow the voting instructions provided to you by the organization that holds your Common Shares. If you plan to participate in the live webcast of the Annual Meeting, you will have the opportunity to vote electronically during the meeting. If you hold your Common Shares in street name and plan to attend the live webcast of the Annual Meeting, you must register in advance. If your Common Shares are held in the name of your broker, bank or other shareholder of record, you must have a legal proxy from the shareholder of record indicating that you were the beneficial owner of the shares on March 7, 2023 in order to attend and vote during the live webcast of the Annual Meeting. Requests for registration must be sent to our transfer agent, Computershare, via email at legalproxy@computershare.com or by mail at Computershare, Farmers National Banc. Corp Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001 and include proof of your legal proxy issued by your broker, bank or other shareholder of record. Requests for registration must be labeled as “Legal Proxy” and must be received by Computershare no later than 5:00 p.m., Eastern Time, on April 17, 2023.

How will My Shares be Voted?

If you vote by mail, through the Internet, or by telephone, your Common Shares will be voted as you direct. If you submit a valid proxy prior to the Annual Meeting, but do not complete the voting instructions, your Common Shares will be voted:

•	“FOR” the election of the four Class I director nominees listed under “Proposal One — Election of Directors;”

•	To approve the frequency of “One Year” under “Proposal Two — Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation;”

•	“FOR” the non-binding advisory resolution to approve the compensation of the Company’s named executive officers under “Proposal Three — Advisory Vote on Executive Compensation;” and

•

“FOR” the ratification of the appointment of Crowe LLP as Farmers’ independent registered public accounting firm for the year ending December 31, 2023 under “Proposal Four — Ratification of Selection of Independent Registered Public Accounting Firm.”

Can Other Matters be Decided during the Annual Meeting?

On the date that this proxy statement was printed, Farmers was not aware of any matters to be raised during the Annual Meeting other than those included in this proxy statement.

If you submit a valid proxy and other matters are properly presented for consideration during the Annual Meeting, then the individuals appointed as proxies will have the discretion to vote on those matters for you.

May I Revoke or Change My Vote?

Yes, proxies may be revoked at any time before a vote is taken or the authority granted is otherwise exercised. Revocation may be accomplished by:

•	executing a later dated proxy with regard to the same Common Shares;

•	executing a later casted Internet or telephone vote with regard to the same Common Shares;

•	giving notice in writing to the Secretary at 20 South Broad Street, Canfield, Ohio 44406; or

•	submitting a later casted vote electronically via the Internet during the live webcast of the Annual Meeting at https://meetnow.global/MWKKDGV.

If your Common Shares are held in street name and you wish to revoke your proxy, you should follow the instructions provided to you by the record holder of your shares. If you wish to revoke your proxy during the live webcast of the Annual Meeting, you must have a legal proxy from the shareholder of record indicating that you were the beneficial owner of the Common Shares on March 7, 2023. Participating in the live webcast of the Annual Meeting will not, by itself, revoke your proxy.

Who Pays the Cost of Proxy Solicitation?

The accompanying proxy is solicited by and on behalf of the Board of Directors, whose notice of meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by Farmers. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, facsimile and electronic mail by directors, officers and employees of Farmers. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Common Shares held of record by such persons, and Farmers will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

How Many Common Shares Must be Represented at the Annual Meeting in Order to Constitute a Quorum?

The shareholders present in person (via the live webcast) or by proxy at the Annual Meeting representing not less than one-third of Farmers’ outstanding Common Shares shall constitute a quorum for the Annual Meeting. Consequently, at least 12,636,837 Common Shares must be represented at the Annual Meeting in person (via the live webcast) or by proxy in order to constitute a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. Street name holders generally cannot vote their Common Shares directly and must instead instruct the broker, bank or other shareholder of record how to vote their Common Shares using the voting instructions provided by it. If a street name holder does not provide timely instructions, the broker or other nominee may have the authority to vote on some proposals but not others. If a broker or other nominee votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner, this results in a broker non-vote.

Broker non-votes on a matter are counted as present for purposes of establishing a quorum for the meeting, but are not considered entitled to vote on that particular matter.

What are the Voting Requirements to Elect the Directors and to Approve the Other Proposals Discussed in this Proxy Statement?

The vote required to approve each of the proposals that are scheduled to be presented during the Annual Meeting is as follows:

Proposal	Vote Required

Proposal One — Election of Directors	Election of the four Class I director nominees requires the affirmative vote of the holders of a plurality of the Common Shares present (via the live webcast), represented and entitled to vote during the Annual Meeting. Broker non-votes and proxies marked “WITHHOLD AUTHORITY” will not be counted toward the election of the director or toward the election of an individual nominee and, thus, will have no effect other than that they will be counted for establishing a quorum.

Proposal Two — Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation	The proposal to determine the frequency of holding an advisory vote on Farmers’ executive compensation requires the affirmative vote of the holders of a plurality of the common shares present (via the live webcast), represented and entitled to vote at the Annual Meeting. Shareholders may vote for “One Year,” “Two Years,” “Three Years” or “ABSTAIN.” Broker non-votes and proxies marked “ABSTAIN” will not be counted toward the frequency of any specified period and, thus, will have no effect other than that they will be counted for establishing a quorum. As this is an advisory vote, it is not binding on the Compensation Committee or the Board of Directors and the Board may decide that it is in the best interests of Farmers and its shareholders to hold an advisory vote more or less frequently than the preference receiving the highest number of votes. However, the Compensation Committee and the Board of Directors expect to take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

Proposal	Vote Required

Proposal Three — Advisory Vote on Executive Compensation	The proposal to approve the resolution regarding the compensation of Farmers’ named executive officers requires the affirmative vote of the holders of a majority of the Common Shares present (via the live webcast), represented and entitled to vote during the Annual Meeting. Shareholders may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on Proposal Three. Broker non-votes will not be counted for the purpose of determining whether Proposal Two has been approved. Abstentions will be counted as present and entitled to vote for purposes of Proposal Three and thus will have the same effect as a vote against Proposal Three. As this is an advisory vote, the outcome of the vote is not binding on the Compensation Committee or the Board of Directors with respect to future executive compensation decisions, including those relating to Farmers’ named executive officers or otherwise. However, the Compensation Committee and the Board of Directors expect to take into account the outcome of the vote when considering future executive compensation decisions.

Proposal Four — Ratification of Selection of Independent Registered Public Accounting Firm	The proposal to ratify the appointment of Farmers’ independent registered public accounting firm requires the affirmative vote of the holders of a majority of the Common Shares present (via the live webcast), represented and entitled to vote at the Annual Meeting. Shareholders may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on Proposal Four. Abstentions will be counted as present and entitled to vote for purposes of Proposal Four and thus will have the same effect as a vote against Proposal Four.

Under Ohio law, the Articles, and Farmers’ Regulations, the nominees for election as directors who receive the greatest number of votes cast will be elected directors. Each shareholder will be entitled to cast one vote for each Common Share owned, and shareholders may not cumulate votes in the election of directors. Common Shares as to which the authority to vote is withheld are not counted toward the election of directors. However, the Board of Directors has adopted a “Majority Vote Withheld Policy” in the event that “Withhold Authority” has been indicated by a majority of the votes cast with respect to any director in an uncontested election. A summary of this policy is set forth under the caption “CORPORATE GOVERNANCE — Policies of the Board of Directors” in this proxy statement.

CORPORATE GOVERNANCE

The Board of Directors — Independence

The Board of Directors is currently comprised of twelve members, four of whom are nominees for re-election during the Annual Meeting. Additional information regarding the director nominees is set forth in “Proposal One — Election of Directors” in this proxy statement. The Board of Directors affirmatively determined that each of the directors listed below is an “independent director” under the rules of The NASDAQ Stock Market LLC (“NASDAQ”):

Gregory C. Bestic	Edward W. Muransky
Anne Frederick Crawford	David Z Paull
Neil J. Kaback	Richard B. Thompson
Ralph D. Macali	Andre Thornton
Frank J. Monaco	Nicholas Varischetti
Terry A. Moore

The only director (or director nominee) of Farmers who has been determined by the Board of Directors not to be independent is Kevin J. Helmick, the Company’s President and Chief Executive Officer.

During 2022, certain current directors and executive officers of Farmers, and their associates, were customers of, and had banking transactions with, various subsidiaries of the Company, including Farmers’ subsidiary bank, The Farmers National Bank of Canfield (“Farmers Bank”). All relationships between any director or executive officer and Farmers or any of its subsidiaries were conducted in the ordinary course of business. Farmers encourages its directors and executive officers to maintain these relationships and expects that these transactions will continue in the future. All loans and loan commitments included in such transactions were made and will be made: (i) in the ordinary course of business; (ii) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Farmers; and (iii) without more than the normal risk of collectability or present other unfavorable features. After reviewing the details of these relationships, the Board of Directors has determined that such relationships do not interfere with the exercise of any director’s independent judgment in carrying out his or her responsibilities.

In assessing the independence of directors, the Board of Directors also considers the business relationships between Farmers and its directors or their affiliated businesses other than ordinary banking relationships, if any. Where such business relationships other than ordinary banking relationships exist, the Board of Directors evaluates the scope and nature of each business relationship. There were no such business relationships between Farmers and its directors or the directors’ affiliated companies that were so considered by the Board of Directors in 2022.

Certain Relationships and Related Transactions

Farmers’ Audit Committee is responsible for reviewing and approving, pursuant to the Company’s written policy, all related party transactions that are material to the Company’s consolidated financial statements or otherwise require disclosure under Item 404 of Regulation S-K. Extensions of credit by Farmers or any of its subsidiaries to “insiders” of the Company or its subsidiaries are also regulated by Regulation O adopted under the Federal Reserve Act and the Federal Deposit Insurance Corporation Improvement Act.

It is Farmers’ policy that any transactions with persons whom Regulation O defines as “insiders” (i.e., executive officers, directors, principal shareholders and their related interests) are engaged in the same manner as transactions conducted with all members of the public. Transactions are reviewed and approved by the Board of Directors either on a case-by-case basis (such as loans made by Farmers Bank to an insider) or, in the case of an ongoing relationship, at the outset of the relationship with periodic review. All loans outstanding to insiders of Farmers at any time since January 1, 2022: (i) were made in the ordinary course of business; (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company; and (iii) did not involve more than the normal risk of collectability or present other unfavorable features.

Attendance at Meetings

The Board of Directors held 12 meetings during 2022. Each incumbent director attended at least 75% of the total of all meetings of the Board of Directors and any committees thereof on which such director served during the year. In accordance with Farmers’ Corporate Governance Guidelines (the “Corporate Governance Guidelines”), directors are expected to attend all meetings of the Board of Directors, although it is understood that, on occasion, a director may not be able to attend a meeting. Directors are encouraged to participate in the live webcast of the Annual Meeting. All of the current members of the Board of Directors attended virtually the 2022 Annual Meeting held on April 21, 2022, except for Messrs. Thornton and Varischetti, each of whom were appointed to the Board of Directors effective January 1, 2023.

Board Leadership Structure and Role in Risk Oversight

Terry A. Moore is the current non-executive Chairman appointed by the Board of Directors. As Chairman, Mr. Moore presides over meetings of the Board of Directors, serves as the primary liaison between the Board of Directors and executive management of Farmers, consults with and advises the Board of Directors and its committees on certain business and affairs of Farmers, and performs other responsibilities as may be assigned by the Board of Directors from time to time. Mr. Moore also serves as the Chair of the Executive Committee of the Board of Directors. Kevin J. Helmick, as President and Chief Executive Officer, is responsible both for overseeing Farmers’ day-to-day operations and for establishing and leading the execution of the Company’s long-term strategic objectives, subject to the overall direction and supervision of the Board of Directors and its committees. Farmers does not have a formal policy with respect to separation of the offices of Chairman of the Board and Chief Executive Officer, as the Board of Directors believes that flexibility in appointing the Chairman of the Board allows the Board of Directors to make a determination as to such position from time to time and in a manner that it believes is in the best interest of Farmers and its shareholders. The Board of Directors believes, however, that the current structure of appointing an independent non-executive Chairman best serves Farmers because it allows Mr. Helmick to focus on managing the Company’s day-to-day business while allowing an independent director to lead the Board of Directors in its primary role of review and oversight of management. The Board of Directors also believes that its leadership structure has created an environment of open, efficient communication between the Board of Directors and management, enabling the Board of Directors to maintain an active, informed role in risk management by being able to monitor and manage those matters that may present significant risks to Farmers.

The role of the Board of Directors in Farmers’ risk management process includes reviewing regular reports from senior management on areas of material risk to the Company, including operational, financial, legal, regulatory and strategic risks.

The Board of Directors reviews these reports to enable it to understand and assess Farmers’ risk assessment, risk management and risk mitigation strategies. While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of both management and the Board of Directors also have responsibility for risk management. In accordance with the Board Enterprise Risk Management Committee Charter, the Board Enterprise Risk Management Committee assists the Board of Directors in its oversight of management’s implementation and enforcement of Farmers’ policies, procedures and practices relating to: (i) the management of enterprise-wide risk; (ii) compliance with applicable laws and regulations and the maintenance of appropriate regulatory and economic capital and reserve levels; and (iii) the Company’s long-term strategic plans and initiatives. In addition, the Audit Committee assists the Board of Directors in overseeing and monitoring management’s conduct of Farmers’ financial reporting process and system of internal accounting and financial controls. Finally, the Compensation Committee oversees the management of risks relating to executive and non-executive compensation plans and arrangements. While each committee oversees certain risks and the management of such risks, the entire Board is regularly informed of such risks through committee reports.

Committees of the Board of Directors

The Board of Directors conducts its business through meetings of the Board and the following committees: (i) Audit Committee; (ii) Compensation Committee; (iii) Corporate Governance and Nominating Committee; (iv) Board Enterprise Risk Management Committee; and (v) Executive Committee. Each committee other than the Executive Committee meets on a regular basis and each committee reports their deliberations and actions to the full Board of Directors. Each of the committees has the authority to engage outside experts, advisors and counsel to the extent it considers appropriate to assist the committee in its work.

The current composition of our standing committees is as follows:

	Audit		Board Enterprise Risk Management		Compensation		Corporate Governance and Nominating		Executive
Gregory C. Bestic	X	*			X
Anne Frederick Crawford					X		X	*
Neil J. Kaback	X		X
Ralph D. Macali	X						X
Frank J. Monaco			X		X	*
Terry A. Moore					X		X		X	*
Edward W. Muransky			X	*			X		X
David Z. Paull			X		X				X
Richard B. Thompson	X		X
Andre Thornton			X				X
Nicholas D. Varischetti					X		X

*	Indicates Committee Chair

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee the accounting and financial reporting process of the Company. The Audit Committee also reviews, evaluates and approves all related party transactions. The Audit Committee members currently are Gregory C. Bestic (Chair), Neil J. Kaback, Ralph D. Macali, and Richard B. Thompson.

During 2022, Frank J. Monaco and Edward W. Muransky also served on the Audit Committee. The Board of Directors has determined that Mr. Bestic, Mr. Kaback, and Mr. Monaco each qualify as an “audit committee financial expert.” Specifically, the Board of Directors has determined that Mr. Bestic and Mr. Kaback each have all of the attributes listed in the definition of an “audit committee financial expert” set forth in the Instruction to Item 407(d)(5)(i) of Regulation S-K and in the NASDAQ listing requirements. Mr. Bestic acquired these attributes through education and experience as a certified public accountant and, specifically, as a Principal in Schroedel, Scullin & Bestic, LLC, a certified public accounting and strategic advisory firm located in Canfield, Ohio. Mr. Kaback acquired these attributes through education and experience as a certified public accountant and, specifically, as a Partner at Cohen & Company, in their Youngstown, Ohio office. All of the Audit Committee members are considered independent for purposes of NASDAQ listing requirements. The Audit Committee operates under a written charter, which is reviewed annually by the Audit Committee and the Board of Directors to reflect current Commission and NASDAQ rules, requirements and best corporate practices. A copy of the current Audit Committee Charter is available on Farmers’ website at www.farmersbankgroup.com. The Audit Committee held 7 meetings during 2022.

Compensation Committee

The Compensation Committee establishes policies and levels of reasonable compensation for the executive officers of the Company and generally administers the Company’s incentive compensation programs. The Compensation Committee members currently are Frank J. Monaco (Chair), Gregory C. Bestic, Anne Frederick Crawford, Terry A. Moore, David Z. Paull and Nicholas D. Varischetti. During 2022, James R. Smail and Richard B. Thompson also served on the Compensation Committee. All members of the Compensation Committee are considered independent for purposes of NASDAQ listing requirements. The Compensation Committee operates under a written charter, which is reviewed annually by the Compensation Committee and the Board of Directors to reflect current Commission and NASDAQ rules, requirements and best corporate practices. A copy of the current Compensation Committee Charter is available on Farmers’ website at www.farmersbankgroup.com. The Compensation Committee held 6 meetings during 2022.

Pursuant to the terms of its charter, the Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee. In addition, the Compensation Committee may invite such members of management to its meetings, as it may deem desirable or appropriate, consistent with the maintenance of the confidentiality of compensation discussions. In addition, the Compensation Committee may delegate to the Chief Executive Officer, or another executive designee, the authority to approve salary and other compensation for employees below the executive officer level in accordance with overall pools, policy guidelines and limits approved by the Committee. Pursuant to its charter, the Compensation Committee has the authority to select, retain, terminate and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board of Directors or management. Additional information regarding the Compensation Committee’s role is set forth in the “COMPENSATION DISCUSSION AND ANALYSIS” section of this proxy statement.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee’s purpose is to: (i) identify and recommend individuals to the Board of Directors for nomination as members of the Board of Directors and its committees; (ii) promote effective corporate governance, including developing and recommending to the Board of Directors a set of corporate governance principles applicable to the Company; and (iii) lead the Board of Directors in its annual review of the Board’s performance and the performance of each of its committees. The members of the Corporate Governance and Nominating Committee currently are Anne Frederick Crawford (Chair), Ralph D. Macali, Terry A. Moore, Edward W. Muransky, Andre Thornton, and Nicholas D. Varischetti. During 2022, Gregory C. Bestic also served on the Corporate Governance and Nominating Committee. All members of the Corporate Governance and Nominating Committee are independent for purposes of NASDAQ listing requirements. The Board of Directors has adopted a written charter for the Corporate Governance and Nominating Committee and the Corporate Governance Guidelines, both of which are reviewed annually by the Corporate Governance and Nominating Committee and the Board of Directors to reflect current Commission and NASDAQ rules, requirements and best corporate practices. Copies of the Corporate Governance and Nominating Committee Charter and the Corporate Governance Guidelines are available on Farmers’ website at www.farmersbankgroup.com. The Corporate Governance and Nominating Committee held 7 meetings during 2022.

Board Enterprise Risk Management Committee

The Board Enterprise Risk Management Committee oversees management’s implementation and enforcement of the Company’s policies, procedures and practices relating to the management of enterprise-wide risk. The members of the Board Enterprise Risk Management Committee currently are Edward W. Muransky (Chair), Neil J. Kaback, Frank J. Monaco, David Z. Paull, Richard B. Thompson, and Andre Thornton. During 2022, James R. Smail also served on the Board Enterprise Risk Management Committee. The Board Enterprise Risk Management Committee operates under a written charter, which is reviewed annually by the Board Enterprise Risk Management Committee and the Board of Directors. A copy of the current Board Enterprise Risk Management Committee Charter is available on Farmers’ website at www.farmersbankgroup.com. The Board Enterprise Risk Management Committee meets on a regular basis with Mr. Helmick and other executive officers of Farmers. The Board Enterprise Risk Management Committee held 4 meetings during 2022. Additional information regarding the Board Enterprise Risk Management Committee’s role is set forth in the “COMPENSATION DISCUSSION AND ANALYSIS – Oversight and Risk Management of Compensation Programs” section of this proxy statement.

Executive Committee

The Executive Committee is authorized to act on behalf of the Board of Directors on all corporate actions for which applicable law does not require participation by the full Board. All actions taken by the Executive Committee must be reported at the next meeting of the Board of Directors. The current members of the Executive Committee are Terry A. Moore (Chair), Kevin J. Helmick, Edward W. Muransky, and David Z. Paull. During 2022, James R. Smail also served on the Executive Committee. The Executive Committee operates under a written charter, which is reviewed annually by the Executive Committee and the Board of Directors. A copy of the current Executive Committee Charter is available on Farmers’ website at www.farmersbankgroup.com. The Executive Committee held 5 meetings in 2022.

Policies of the Board of Directors

Majority Withheld Vote

The Board of Directors recognizes that, pursuant to Section 1701.55(B) of the Ohio Revised Code, director nominees who receive the greatest number of shareholder votes are automatically elected to the Board of Directors, regardless of whether the votes in favor of such nominees constitute a majority of the voting power of Farmers, because our Articles do not include alternative election standards. Nevertheless, the Board of Directors has adopted a policy that, in an uncontested election, any director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”), should promptly tender his or her resignation to the Chairman of the Board of Directors. Thereafter, the Corporate Governance and Nominating Committee will consider the tendered resignation and recommend to the Board of Directors whether to accept or reject it. In considering whether to recommend to the Board of Directors to accept or reject the tendered resignation, the Corporate Governance and Nominating Committee will consider all information and factors deemed relevant, including, without limitation: (i) the reasons (if any) given by shareholders as to why they withheld their votes, and (ii) the qualifications and performance of the tendering director(s) and his or her contributions to the Board of Directors and Farmers. The Board of Directors will act on any tendered resignation within 90 days following certification of the shareholder vote. Following the Board of Directors’ determination, Farmers will promptly disclose the Board’s decision whether to accept or reject the director’s resignation offer (and, if applicable, the reasons for rejecting the resignation offer) in a press release and in a Current Report on Form 8-K. Any director who tenders his or her resignation pursuant to this provision shall not participate in the Corporate Governance and Nominating Committee’s consideration or action by the Board of Directors regarding whether to accept the resignation offer. If a majority of the Board of Directors receives a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote will consider the resignation offers and whether to accept or reject them.

Director Nominations

The Corporate Governance and Nominating Committee will consider candidates for director, including those recommended by a shareholder who submits the person’s name and qualifications in writing. Although the Corporate Governance and Nominating Committee has not specified minimum qualifications for a recommended candidate, and does not consider shareholder recommended candidates differently from other candidates, the Committee considers the fit of an individual’s skills with those of other directors and potential directors in building a Board that is effective and responsive to the needs of the Company and its shareholders. The following attributes are considered important to such consideration, but all may not necessarily be possessed by any one director candidate:

•	personal qualities and characteristics, accomplishments and reputation in the business community, including high personal and professional values, ethics and integrity;

•	current knowledge and contacts in the communities in which Farmers does business;

•	ability and willingness to commit adequate time to diligently attend to Board of Directors and committee matters;

•	ability to think and act independently yet constructively in a mutually respectful environment;

•	diversity of viewpoints, background, experience and other demographics; and

•	the ability of the nominee to satisfy the independence requirements of NASDAQ.

While the Board of Directors does not have a formal diversity policy, diversity of viewpoints, background, experience and other demographics are criterion on which the Corporate Governance and Nominating Committee bases its evaluation of potential candidates for director positions. When identifying first-time candidates or nominees for director, or in evaluating individuals recommended by shareholders, the Corporate Governance and Nominating Committee will consider diversity, the current composition of the Board of Directors in light of the diverse communities and geographies Farmers serves, and the interplay of the candidate’s or nominee’s experience, education, skills, background, gender, race, ethnicity and other qualities and attributes with those of the other Board members. The inclusion of diversity in the listed criteria reflects the Board of Directors’ belief that diversity is an important component of an effective Board and the Corporate Governance and Nominating Committee evaluates each potential director candidate on their specific skills, expertise and background, as well as traditional diversity concepts.

In addition to recommendations presented by shareholders, the Board of Directors maintains a current list of potential director candidates that fit the characteristics and qualifications of the Corporate Governance and Nominating Committee, which it considers from time to time to fill director vacancies or for director nominations. The Corporate Governance and Nominating Committee makes its recommendation regarding nominations to the Board of Directors, and nominees are selected by the Board of Directors.

Board Diversity Matrix

In 2022, the NASDAQ amended its listing rules to require diverse board composition and disclosure of specified diversity metrics, subject to certain exceptions and transition periods. In accordance with NASDAQ rules, the table below provides the composition of our Board of Directors based on voluntary self-identification of gender identity and other demographics. Each of the categories listed in the below table has the meaning as it is used in the NASDAQ rules and related guidance and instructions.

Board Diversity Matrix
Total Number of Directors	12
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	1	11	–	–
Part II: Demographic Background
African American or Black	–	1	–	–
Alaskan Native or Native American	–	–	–	–
Asian	–	–	–	–
Hispanic or Latinx	–	–	–	–
Native Hawaiian or Pacific Islander	–	–	–	–
White	–	11	–	–
Two or More Races or Ethnicities	–	–	–	–
LGBTQ+	–	–	–	–
Did Not Disclose Demographic Background	–	–	–	–

Code of Regulations

Under the Regulations, a shareholder entitled to vote for the election of directors who intends to nominate a director for election must deliver written notice to the Secretary of Farmers no later than 90 days and no earlier than 120 days in advance of such meeting; provided, however, that if less than 90 days’ notice or prior disclosure of the date of the meeting is given or made to shareholders, written notice to the Secretary of the Company must be delivered or mailed not later than the close of business on the seventh day following the date on which notice of such meeting is first given or made to shareholders. The Board of Directors has adopted a policy that annual meetings of shareholders will be held on the third Thursday of April of each year unless and until publicly announced otherwise, consistent with our general past practice and the Regulations. Accordingly, for purposes of the 2023 Annual Meeting intended to be held on April 18, 2024, a nomination of a director for election must be received by Farmers’ Secretary no earlier than December 20, 2023 and not later than January 19, 2024.

Corporate Governance Guidelines

The Corporate Governance Guidelines also formalize certain aspects of Farmers’ shareholder nomination process. Pursuant to the Regulations and/or the Corporate Governance Guidelines, each shareholder notice must include the following information regarding a director candidate:

1.	the name, age, business address and residence address of the candidate;

2.

the information required of director nominees under Item 401(a), (d), (e), and (f) of Regulation S-K (relating to the nature and existence of certain business, family, and/or legal relationships between the candidate and Farmers, as well as the candidate’s prior business and directorship experience);

3.	the number and class of all shares of each class of stock of the Company owned of record and beneficially owned by the candidate, as reported to the nominating shareholder by the candidate;

4.	the information required of nominees under Item 404(a) of Regulation S-K (relating to the nature and existence of current or potential related party transactions between the candidate and Farmers);

5.	a description of why the candidate meets the director criteria set forth in the Corporate Governance Guidelines;

6.	a qualitative description of the specific talents and skills that the candidate would offer in service to the Company;

7.	any written or oral agreement or understanding with the nominating shareholder or any other person that relates in any way to Farmers or how the candidate would vote or serve as a director;

8.	a completed copy of the Company’s Questionnaire for New Director Candidates;

9.

all financial and business relationships of the candidate, or of any organization of which the candidate is an executive officer or principal shareholder or otherwise controls, with Farmers, the nominating shareholder or, to the candidate’s knowledge, any other shareholder of the Company that is acting in concert with the nominating shareholder; and

10.	the consent of the candidate to serve as a director of Farmers if so elected.

In addition, the shareholder notice must also include the following information regarding the shareholder making the nomination:

a.	the name and address of the shareholder making the nomination;

b.	the number and class of all shares of each class of stock of Farmers owned of record and beneficially owned by the shareholder;

c.

a representation that the shareholder is a holder of record of Common Shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person specified in the notice;

d.	a description of any arrangements between the shareholder and the candidate pursuant to which the nominations are to be made;

e.	a description of any relationships, including business relationships, between the shareholder and the candidate;

f.	whether the shareholder is acting in concert with any person with respect to the Common Shares;

g.

whether the shareholder owns, holds or has the power to vote, individually or in concert with any other person, 5% or more of any class of voting stock of any other organization that competes with the Company;

h.

the information required by Item 401(f) of Regulation S-K (relating to the nature and existence of certain legal proceedings involving Farmers and the nominating shareholder) and whether the shareholder has been or is currently subject to any enforcement action or penalty or, to the shareholder’s knowledge, is currently under any investigation that could lead to such an enforcement action or penalty or criminal action;

i.	whether the shareholder is acting on behalf of, or at the request of, any other shareholder; and

j.

if the shareholder is other than an individual (i) the names of the shareholder’s five most senior executive officers (or persons performing similar roles), (ii) the names and addresses of each person that has a 10% or more voting, ownership or economic interest in the shareholder and the respective amounts of such interests, (iii) the names and addresses of each person that would be deemed to control the shareholder and (iv) the name and address of any advisor to the shareholder that has the principal responsibility for its investment or voting decisions.

In the case of any investment fund or similar organization that is a nominating shareholder, these shareholder disclosure obligations shall also apply to the principal advisor to the fund. Also, if the shareholder is other than an individual, these disclosure requirements apply to the shareholder’s principal shareholders, executive officers and other controlling parties.

During the course of any candidate’s consideration, the Corporate Governance and Nominating Committee may request additional information through written director questionnaires and further communications to assess whether the candidate satisfies, in the view of the committee, requirements of the Company’s Corporate Governance Guidelines, Director Code of Ethics, and other policies applicable to members of the Board of Directors and its committees.

If a nominating shareholder or director candidate believes that information supplied in response to any of the above inquiries is confidential, the shareholder or nominee may request confidential treatment for such information.

In such event, the information shall be maintained on a confidential basis unless the Corporate Governance and Nominating Committee is advised by counsel that disclosure is appropriate in connection with the solicitation of proxies relating to the director candidate.

In the event that it is subsequently determined that any of the information provided by the candidate or nominating shareholder is materially inaccurate, a director candidate who provided the materially inaccurate information or whose nominating shareholder provided the materially inaccurate information shall be required to resign from the Board of Directors, and, in the event of a refusal to resign, such a determination shall constitute grounds for removal from the Board of Directors, unless it is determined by the Corporate Governance and Nominating Committee that the inaccuracy was inadvertent.

Shareholder Proposals for 2024 Annual Meeting

Proposals by shareholders intended to be presented during the 2024 Annual Meeting must be received by the Secretary of Farmers no later than November 16, 2023, to be eligible for inclusion in Farmers’ proxy, notice of meeting, and proxy statement relating to its 2024 Annual Meeting. Farmers will not be required to include in its proxy, notice of meeting, or proxy statement, a shareholder proposal that is received after that date or that otherwise fails to meet the requirements for shareholder proposals established by the applicable Commission rules.

If a shareholder intends to submit a proposal during the 2024 Annual Meeting that is not eligible for inclusion in the proxy materials relating to the meeting, and the shareholder fails to give the Company notice in accordance with the requirements set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by January 30, 2024, then the proxy holders will be allowed to use their discretionary authority with respect to such proposal if the proposal is properly raised during the 2024 Annual Meeting. The submission of such a notice does not ensure that a proposal can be raised during the 2024 Annual Meeting.

In each case written notice must be given to Farmers, addressed to its Corporate Secretary, at the following address: 20 South Broad Street, Canfield, Ohio 44406.

Shareholder Communications with Directors

All written communications addressed to an individual director at Farmers’ address or to one of the offices of a subsidiary of the Company, except those clearly of a marketing nature, will be forwarded directly to the director. All written communications addressed to the Board of Directors at Farmers’ address or to one of the offices of a subsidiary of the Company will be presented to the full Board of Directors at a meeting of the Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Farmers’ directors, officers and persons who own beneficially more than 10% of its Common Shares (“Section 16 Filers”) to file reports of ownership and transactions in the Common Shares with the Commission and to furnish the Company with copies of all such forms filed. Based solely on the review of copies of reports furnished to us or written representations that no reports were required, we believe that all Section 16(a) filing requirements were met in the last fiscal year by our Section 16 Filers.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE PRACTICES

The following sections describe Farmers National Banc Corp’s efforts and commitment to promote environmental sustainability, social responsibility and sound corporate governance.

Farmers Diversity & Inclusion Statement

Farmers is not merely a bank. Farmers is a Community Bank. We embrace a business model reflective of the human diversity, values and strengths of the local communities we serve.

As our communities grow in diversity, Farmers is growing its capacity as a corporate citizen promoting and honoring diversity, inclusion and equality among our stakeholders—shareholders, employees, customers, vendors and communities.

Our commitment is reflected in our equitable hiring and loan-making policies, our vendor selection, and our enlightened and substantial charitable giving program.

Promoting diversity is both the morally correct and intelligent thing to do, because our stakeholders stand stronger together when differences are respected, valued and celebrated.

Farmers Win-Win Creed

The Farmers’ Way is to know what we do, how we do it and why we do it, why we get up in the morning, why we seek to get better every day, why we believe in winning. Because we are a relationship-driven organization, we view winning differently than other banks. We are in it to create Win-Wins for our bank, customers, communities and colleagues.

At Farmers, we never win alone. We believe that the wisest decisions are made – and financial strength is built – through strong relationships.

Everything we do the Farmers Way ultimately creates wins as we raise the standard of living and the quality of life in our communities.

Our reason why is to PRODUCE WINS every day as we create thriving local families, businesses and organizations in every community that we serve and provide capital.

Environmental

Farmers has continued to take steps that reduce our carbon footprint across all aspects of our operations and service delivery channels. In the last decade Farmers has expanded our technology to significantly reduce paper usage/waste by introducing mobile banking, e-signatures, electronic documents for loan applications, account openings, paperless statements as well as many of our internal communications/documentation. In the last three years Farmers has transitioned 90% of its previously all-paper HR processes (applications, employee records, performance reviews) to digital records eliminating the need for hardcopy employee files. Farmers has also increased its use of digital media and video conferencing to reduce employee travel between locations and the needless printing of notes. Farmers also continues to evaluate our overall office space needs. New branches are constructed using a smaller floor plan and motion sensor lighting to reduce energy consumption. Farmers continues to develop technology-based solutions for our clients and our employees. As a commitment to technology, Farmers has opened two Lab Branches to serve as technology incubators where digital solutions are utilized to replace traditional paper processes.

Social Responsibility

Farmers National Banc Corp, through its subsidiaries, has always been a strong supporter of the communities we work and live in. Last year, Farmers donated more than $560,000 in sponsorships and donations to a wide range of non-profits and community organizations throughout its footprint. Along with financial support, Farmers Executives have recently and successfully served as Campaign Chairs for United Way and The American Heart Association. Additionally, our employees gave generously of their time and money working on/at community service projects throughout the year and donating to local charities as well as national organizations such as United Way, $52,000 alone in employee pledges for 2022, a 14% increase over 2021.

Farmers desire to impact communities in a meaningful way led to the founding of the Farmers Charitable Foundation in 2019. As part of Farmers long-term strategy of commitment to community improvement, the mission and purpose of the Foundation is to make grants and other distributions to facilitate, support and increase charitable activities in the following areas: Health and Human Services; Children, Youth and Families; Social Welfare; Education; Scientific Research; Culture, Arts and Humanities; Religion; Civic and Community Affairs; Environment; and other charitable activities.

2022 Community Giving

In addition to financial support, employees are encouraged to engage with local non-profits as volunteers and board members. In 2022, Farmers employees contributed over 1,000 hours in volunteer service hours to community non-profit organizations.

Associates

Products and processes all have their place in operating a successful business. But it is people that truly drive high performance. Therefore, Farmers is committed to supporting a high performing, collaborative culture that provides the foundation to attract and retain the best associates in banking. By investing in our team, we actually invest in our financial future. They are intertwined. We offer a comprehensive benefits package that includes:

•	Medical, Dental, Vision, Rx benefits for employees, spouses and dependents

•	Three different medical plans including 2 PPO plans and a High Deductible HSA plan (with employer contributions)

•	Flexible spending and health savings accounts for both employees and dependents

•	Wellness programs for all employees with incentives for qualified participants in our healthcare plans

•	Company Paid life insurance at 3x annual salary + $10,000

•	Company Paid short-term and long-term disability insurance

•	401k Retirement Savings plans (Roth and Traditional options)

•	Remote work/flex scheduling opportunities

•	Full and part-time employment opportunities

•	Employee Stock Purchase Plan allowing for the purchase of FNMB stock without fees

•	Tuition Reimbursement Plan

•	Employee Assistance Program providing free coaching/counseling services to employees, spouses and dependents

•

Continuing education opportunities through full-paid tuition and expense reimbursement to programs such as The Graduate School of Banking, Ohio Bank Manager’s School and other world-class programs/conferences/seminars

•	Paid Time Off for full and part time associates

•	11 paid Federal Holidays

•	Employees can have multiple no-fee checking/savings accounts as well as a free safe deposit box

•	Employees receive discounted pricing on loan rates

•	Voluntary benefits such as voluntary life insurance for associates, spouses and children

•	Profit Sharing plan for all non-commission/non-performance bonus associates

In 2022, Farmers National Bank was named one of the Best Employers in Ohio, according to Crain’s Cleveland Business and Best Companies Group.

In addition to being good corporate citizens for our communities, Farmers has focused on enhancing our culture and environment internally. As in 2020, when the COVID pandemic created upheaval and unrest across the world, 2022 was a year with continued COVID cases throughout the organization. Farmers continues to provide remote work opportunities to employees as well as flexible scheduling options. The Company also instituted new compensation guidelines resulting in increases for the majority of our front-line staff.

Farmers firmly believes that we have an obligation to lead the way in ensuring a comfortable and supportive culture. Our Diversity and Inclusion Statement clearly establishes our commitment to fairness and inclusivity and can be viewed at the beginning of the ESG section.

Farmers is proud to employ a diverse workforce that includes an executive management team that is 20% minority and/or female.

Clients

Farmers’ clients are the heartbeat of the organization. The retail sales force is trained to provide Legendary Service through a formalized training program that emphasizes the customer experience. We believe that friendly, responsive, and consultative service is the niche that sets Farmers apart from competitors. We achieve this by having thoughtful conversations and utilizing active listening skills to build meaningful, long-lasting client relationships. In addition, a Retail Playbook was developed to assure ethical and consultative sales practices are followed.

Loan and deposit products have been developed to aid customers that fall within the low-to-moderate income range. On the deposit side, we have two Fresh Start checking accounts that serve as a second chance to those that would otherwise not be eligible for a checking account. Additionally, Farmers developed loan programs for affordable housing and emergency assistance. Farmers also participates in the SBA loan program as a preferred lender.

Corporate Governance

The Company is committed to maintaining a culture of strong corporate governance through the dedicated adherence to the rules and regulations as defined by the Federal Reserve, Office of the Comptroller of Currency (OCC), the Securities and Exchange Commission (SEC), NASDAQ and all Federal, State and Local laws. Oversight is maintained by our Board of Directors at the holding company level (Farmers National Banc Corp.) as well as through internal controls of the Board of Directors of Farmers National Bank of Canfield, Risk and Audit along with regular, consistent reviews by external auditors and regulators.

Farmers maintains a Board of Directors consisting of twelve directors of which eleven are independent. All Directors serve as members of at least one of the chartered Board committees (Audit, Compensation, BERM and Corporate Governance and Nominating). The charters for each committee along with committee assignment(s) and our Code of Business Conduct and Ethics can be found on our Investor Relations page of our corporate website (https://ir.farmersbankgroup.com/corporate-overview/corporate-profile/default.aspx). Additionally, Farmers National Bank maintains a separate Board of Directors consisting of the Bank’s executive management team. Both the Farmers board and the Farmers National Bank board meet monthly to plan strategy, execute tactics and review the health and soundness of the Company.

Farmers is committed to doing the right thing for each of our four constituencies: Shareholders, Clients, Employees and our Communities. We will conduct our business in accordance with our Core Values of Integrity, Respect, Diligence, Stewardship, Commitment, Relationships and Performance.

Additional information regarding our corporate governance practices is set forth in the discussion under the “CORPORATE GOVERNANCE” section of this proxy statement.

PROPOSAL ONE — ELECTION OF DIRECTORS

In accordance with the provisions of Farmers’ Regulations, the Board of Directors has fixed the number of directors at 12 for the upcoming Annual Meeting. The Board of Directors is currently divided into three classes, each with three-year terms. This year, the Corporate Governance and Nominating Committee has recommended to the Board of Directors the re-nomination of the four Class I directors for election to serve as Class I directors for terms of three years to expire at the Annual Meeting of Shareholders to be held in 2026. If these nominees are elected, there will be four directors serving in Class I, four directors serving in Class II, and four directors serving in Class III.

Set forth below for each of the nominees for election and for each director whose term will continue after the Annual Meeting is a brief statement, including age, principal occupation and business experience during at least the past five years. In addition, the following information provides the Corporate Governance and Nominating Committee’s evaluation regarding the nomination of the director nominees and the key attributes, skills, and qualifications presented by the director nominees and the continuing directors. The following information, as of March 7, 2023, with respect to the age, principal occupation or employment, other affiliations and business experience during at least the last five years of each director and director nominee, has been furnished to Farmers by each director nominee and director. Except where indicated, no corporation is a parent, subsidiary, or other affiliate of Farmers.

Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. If any nominee should become unavailable to serve for any reason, it is intended that votes will be cast for a substitute nominee designated by the Corporate Governance and Nominating Committee and approved by the Board of Directors. The Corporate Governance and Nominating Committee has no reason to believe that any nominee named will be unable to serve if elected.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

EACH OF THE FOLLOWING DIRECTOR NOMINEES.

NOMINEES FOR ELECTION AS CLASS I DIRECTORS

(Term Expiring in 2026)

Name	Age	Principal Occupation for Past Five Years and Other Information
Gregory C. Bestic	68	Mr. Bestic has served as a director of Farmers since 2011 and is currently Chair of the Audit Committee and a member of the Compensation Committee. Mr. Bestic also serves as a director of Farmers Trust Company, a Farmers subsidiary. Mr. Bestic was a Principal in Schroedel, Scullin & Bestic, LLC, a certified public accounting and strategic advisory firm located in Canfield, Ohio. Mr. Bestic has practiced with Schroedel, Scullin & Bestic, LLC and its predecessor firm since 1980 and retired in 2022. Mr. Bestic is a certified public accountant. Mr. Bestic was also a certified forensic accountant (Diplomate of the American Board of Forensic Accounting) and a fellow of the American College of Forensic Examiners. He serves or has served on a number of non-profit community and civic boards in the Mahoning Valley, including the Cardinal Joint Fire District, Salem Regional Medical Center and the Advisory Committee of the Accounting and Finance Department of Youngstown State University. The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Bestic has developed through his educational background in business and accounting, as well as his business and leadership experiences in the Mahoning Valley, allow him to provide accounting, local business, and corporate governance expertise to the Board of Directors.

Kevin J. Helmick	51	Mr. Helmick has served as a director of Farmers since 2014, as the President and Chief Executive Officer of Farmers since November 2013, and is a member of the Executive Committee. Prior to his appointment as President and Chief Executive Officer, Mr. Helmick served as the Executive Vice President and Secretary of the Company and Executive Vice President – Retail and Wealth Management of Farmers Bank since January 2012. Prior to that, Mr. Helmick served as the Vice President of Wealth Management and Retail Services of Farmers Bank since 2008. The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Helmick has developed through his education and experiences in the banking and financial services industries, as well as his significant past leadership positions with Farmers, allow him to provide continued business and leadership insight to the Board of Directors.

Name	Age	Principal Occupation for Past Five Years and Other Information

Neil J. Kaback	62	Mr. Kaback has served as a director of Farmers since 2021 and is a member of the Audit and Board Enterprise Risk Management Committees. Mr. Kaback served as a Partner, Assurance, at Cohen & Company, in their Youngstown, Ohio office until his retirement in 2022. He has spent more than 40 years assisting clients and companies in the manufacturing, distribution, transportation, automotive and service industries. Mr. Kaback holds accreditations of certified public accountant and chartered global management accountant and is a member of the Ohio Society of Certified Public Accountants and American Institute of Certified Public Accountants. Mr. Kaback currently serves or has served on a variety of boards of directors including the Youngstown Warren Regional Chamber, United Way of Youngstown and the Mahoning Valley, Trumbull Memorial Health Foundation and GOJO Industries. The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Kaback has developed through his educational background in business and accounting, as well as his business and leadership experiences as a certified public accountant in the Mahoning Valley, allow him to provide accounting and local business expertise to the Board of Directors.

Terry A. Moore	67	Mr. Moore has served as a director of Farmers since 2014 and is Chair of the Board of Directors and Executive Committee. He is a member of the Compensation and Corporate Governance and Nominating Committees. Mr. Moore is employed by Krugliak, Wilkins, Griffiths & Dougherty, a law firm located in Canton, Ohio. Mr. Moore served as Managing Shareholder for 18 years until 2018 and as a member of the firm’s Management Committee for 24 years. He serves on the Board of Trustees for the Cleveland Clinic Mercy Hospital Foundation Board and served as its initial Chair. He serves on the Advisory Board for the Cleveland Clinic Mercy Hospital and as a Trustee of the Hoover Foundation, a non-profit foundation in Canton. The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Moore developed through his educational background in law, as well as his business, litigation and leadership experiences with his law firm allow him to provide leadership, local business, and corporate governance expertise to the Board of Directors.

CLASS II DIRECTORS CONTINUING IN OFFICE

(Term Expiring in 2024)

Name	Age	Principal Occupation for Past Five Years and Other Information
Anne Frederick Crawford	59	Ms. Crawford has served as a director of Farmers since 2004 and is a member of the Compensation and Corporate Governance and Nominating Committees. Ms. Crawford is a self-employed attorney located in Canfield, Ohio, concentrating her law practice in the areas of probate and estate planning for most of her career. Ms. Crawford is also actively involved with a number of significant non-profit organizations and community initiatives in and outside the Mahoning Valley including the Epilepsy Association in Cleveland, Ohio. Ms. Crawford had brain surgery for epilepsy in 1999 and has used her pre- and post-surgery disabilities to assist clients, especially the elderly and their families, with accepting assistance while retaining independence. The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Ms. Crawford has developed through her education and extensive experiences in the legal field and the Mahoning Valley business market, her experiences through facing personal adversity, and her experience as a director of Farmers, allow her to provide legal and local business expertise to the Board of Directors.

David Z. Paull	68	Mr. Paull has served as a director of Farmers since 2011 and is a member of the Board Enterprise Risk, Compensation and Executive Committees. Mr. Paull retired in 2014 from serving as the Vice President, HR Operations and Labor Relations, for RTI International Metals, Inc., where he had previously been responsible for human resource activities for all domestic manufacturing locations in the United States. Mr. Paull has 36 years of experience working in and managing all aspects of the human resources and employee benefits functions, significant experience in corporate strategic and succession planning with both for-profit and nonprofit enterprises, and has served as a member of the board of directors and executive committee of the Youngstown Warren Regional Chamber of Commerce and serves on the board of the Dorothy Day House. The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Paull has developed through his extensive business experience in the Mahoning Valley business market, as well as his knowledge and experience in the field of human resources, allow him to provide compensation-related and local business expertise to the Board of Directors.

Name	Age	Principal Occupation for Past Five Years and Other Information

Andre Thornton	73	Mr. Thornton has served as a director of Farmers since January 1, 2023 and is a member of the Corporate Governance and Nominating Committee. Mr. Thornton has served as the Chief Executive Officer of ASW Global, LLC, a privately-held supply chain management company, since he acquired the company in 2007. Mr. Thornton has 35 years of experience in entrepreneurial ventures and mergers and acquisitions. Mr. Thornton frequently speaks nationally on issues of executive leadership, organization change, and diversity and inclusion. Mr. Thornton played professional baseball for 21 years and was an honored recipient of the Roberto Clemente Award in 1979. The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Thornton has from his extensive experiences in owning and managing businesses, corporate transactions, and diversity and inclusion allow him to provide business and corporate governance expertise to the Board of Directors.

Nicholas Varischetti	39	Mr. Varischetti has served as a director of Farmers since January 1, 2023 and is a member of the Compensation and Corporate Governance and Nominating Committees. Mr. Varischetti is an attorney and a member of the Burns White law firm in Pittsburgh, Pennsylvania, assisting businesses from a wide range of industries with their litigation, general business, and advisement needs. Mr. Varischetti formerly served from 2015 to 2022 as a director of Emclaire Financial Corp., which was acquired by Farmers effective January 1, 2023. Mr. Varischetti is also a partner in Varischetti Holdings, LP, a family-owned and operated organization consisting of several different businesses, including real estate investments, powder metal manufacturing, a construction equipment dealership, an oil and gas field services company, and waste industry consulting. Additionally, Mr. Varischetti is a founding partner of Allegheny Strategy Partners, a privately-held advisory firm. Furthermore, Mr. Varischetti is a shareholder and director of Guardian Elder Care Holdings, Inc., a healthcare provider with more than 50 nursing facilities, a rehabilitation services business, a long-term care pharmacy, and a home health company. The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Varischetti has from his legal background, business ownership, and involvement with various business and civic organizations allow him to provide business, organizational, and advisory expertise to the Board of Directors.

CLASS III DIRECTORS CONTINUING IN OFFICE

(Term Expiring in 2025)

Name	Age	Principal Occupation for Past Five Years and Other Information
Ralph D. Macali	67	Mr. Macali has served as a director of Farmers since 2001 and is a member of the Audit and Corporate Governance and Nominating Committees. Mr. Macali is the Vice President of Palmer J. Macali, Inc., which owns and operates a retail grocery supermarket, and a partner in P.M.R.P. Partnership, which owns commercial and residential real estate properties. The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Macali has developed through his education and business leadership experiences in the Mahoning Valley business market, as well as his experience as a director of Farmers, allow him to provide continued regional business and leadership expertise to the Board of Directors.

Frank J. Monaco	62	Mr. Monaco has served as a director of Farmers since 2021. He is the Chair of the Compensation Committee and a member of the Board Enterprise Risk Management Committees. Mr. Monaco is a Senior Partner at the 415 Group, Inc., a certified public accounting, business consulting and IT services firm in Canton, Ohio. In this role, Mr. Monaco leads the consulting division of the firm, which includes business and estate planning, business valuations, litigation, and mergers and acquisitions. Mr. Monaco has been with 415 Group since 1993 and previously served as Managing Partner from 2003 to 2019. He holds accreditations of Certified Public Accountant (CPA) and is Certified in Financial Forensics (CFF), along with being Accredited in Business Valuation (ABV) and part of the National Association of Certified Valuation Analysts (CVA). Mr. Monaco also is an active member of his community, serving on or having served on a variety of boards of directors including the Canton Regional Chamber of Commerce, Stark Development Board, Stark County Port Authority and the Pro Football Hall of Fame. The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Monaco has developed through his educational background in business and accounting, as well as his business and leadership experiences as a certified public accountant and managing partner of a firm, allow him to provide accounting, local business, and leadership expertise to the Board of Directors.

Name	Age	Principal Occupation for Past Five Years and Other Information
Edward W. Muransky	63	Mr. Muransky has served as a director of Farmers since 2017. He is Chair of the Board Enterprise Risk Management Committee and a member of the Corporate Governance and Nominating and Executive Committees. Since 1999, Mr. Muransky has served as Chairman of the Board of The Muransky Companies, a multifaceted business management company, Chairman and Chief Executive Officer of Southwoods Health, and Chairman and Chief Executive Officer of Chestnut Land Company, the parent company for Auntie Anne’s Soft Pretzel franchises operating throughout the United States. Mr. Muransky serves on boards of directors of a number of charitable and educational organizations in the Youngstown, Ohio and Mahoning Valley, Ohio region, including the Youngstown State University Foundation. The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Muransky has developed through his significant business and leadership experiences allow him to provide leadership and business expertise to the Board of Directors.

Richard B. Thompson	74	Mr. Thompson has served as a director of Farmers since 2021 and is a member of the Audit and Board Enterprise Risk Management Committees. Mr. Thompson formerly served from 2001 to 2021 as a director of Cortland Bancorp, which was acquired by Farmers in 2021. Mr. Thompson has had an extensive background in the private and public sectors for more than 40 years. A graduate of Youngstown State University with a degree in Electrical Engineering, he began his career in 1972 as an Electrical Engineer for The Packard Electric Company. Mr. Thompson co-founded Therm-O-Link Inc., a manufacturer of electrical wire and cable and was an active partner in the business until 1994. Recently, Mr. Thompson has focused on the revitalization of his beloved town of Kinsman, Ohio, including the reopening of the local grocery store and hardware store, as well as starting a successful architectural millwork company, Stratton Creek Woodworks. Mr. Thompson also serves on the board of directors for Hiram College, The Youngstown State University Foundation, The Northern Trumbull County Community Foundation, The Kinsman Public Library, The Kinsman United Methodist Church and Trumbull Family Fitness. The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Thompson has developed through his business and leadership experiences allow him to provide leadership and business expertise to the Board of Directors.

BENEFICIAL OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of March 7, 2023, regarding beneficial ownership of the Common Shares by each director, each director nominee, each of the named executive officers of Farmers appearing in the Summary Compensation Table, all directors, named executive officers, and other executive officers of the Company as a group, and each person known to Farmers to own 5% or more of its Common Shares. In addition, unless otherwise indicated, all persons named below can be reached at Farmers National Banc Corp., 20 South Broad Street, Canfield, Ohio 44406.

Name	Total Beneficial Ownership(1)		Percent of Outstanding(2)
Gregory C. Bestic	70,000	(3)	*
Anne Frederick Crawford	92,654	(4)	*
Neil J. Kaback	22,597		*
Ralph D. Macali	64,102	(5)	*
Frank J. Monaco	22,020	(6)	*
Terry A. Moore	65,671	(7)	*
Edward W. Muransky	128,274	(8)	*
David Z. Paull	47,310	(9)	*
Richard B. Thompson	318,878	(10)	*
Andre Thornton	368		*
Nicholas D. Varischetti	150,830		*
Troy Adair	17,976	(11)	*
Tim Carney	133,027	(12)	*
Jim Gasior	104,705	(13)	*
Kevin J. Helmick	182,646	(14)	*
Mark Wenick	23,507	(15)	*
Total (16 directors and executive officers)	1,444,565		3.8%

5% Or Greater Shareholders
Black Rock, Inc. 55 E. 52nd Street New York, NY 10055	2,481,738	(17)	6.5%

*	Less than 1%
(1)

The amounts shown represent the total outstanding Common Shares beneficially owned by the individuals and the Common Shares issuable upon the exercise of stock options within 60 days of March 7, 2023 (although no such stock options were outstanding on that date). Unless otherwise indicated, each individual has sole voting and dispositive power with respect to the Common Shares indicated.

(2)

For all directors and executive officers, the percentage of class is based upon the sum of: (i) 37,910,511Common Shares issued and outstanding on March 7, 2023; and (ii) the number of Common Shares, if any, as to which the named individual or group has the right to acquire beneficial ownership upon the exercise of stock options within 60 days of March 7, 2023 (although no such stock options were outstanding on that date).

(3)	Mr. Bestic owns his Common Shares jointly with his spouse and he shares voting and dispositive power with respect thereto.
(4)

Amount includes (i) 76,262 Common Shares held by a trust as to which Ms. Crawford and her spouse are trustees and she shares voting and dispositive power thereto, (ii) 10,723 Common Shares held by trusts over which Ms. Crawford’s spouse is trustee with voting and dispositive power, and (iii) 5,534 Common Shares held in IRAs in Ms. Crawford’s name.

(5)

Amount includes (i) 9,189 Common Shares held in Mr. Macali’s IRA, (ii) 39,088 Common Shares held by a partnership over which Mr. Macali has sole voting and dispositive power, and (iii) 519 Common Shares owned by Mr. Macali’s spouse over which his spouse has voting and dispositive power. Amount does not include 21,415 Common Shares held by a trust over which Mr. Macali has voting and dispositive power but disclaims beneficial ownership due to the lack of any direct or indirect pecuniary interest.

(6)	Amount includes 17,000 Common Shares Mr. Monaco owns jointly with his spouse and he shares voting and dispositive power with respect thereto.
(7)

Amount includes (i) 10,100 Common Shares Mr. Moore owns jointly with his spouse with respect to which he shares voting and dispositive power, (ii) 6,700 Common Shares held in Mr. Moore’s IRA, and (iii) 9,862 Common Shares owned by Mr. Moore’s spouse, over which Mr. Moore’s spouse has voting and dispositive power.

(8)	Amount includes (i) 9,900 Common Shares held in Mr. Muransky’s IRA, (ii) 37,206 Common Shares held in the Edward W. Muransky Trust, and (iii) 2,900 Common Shares held in Mr. Muransky’s spouse’s IRA.
(9)	Amount includes (i) 31,585 Common Shares jointly owned with Mr. Paull’s spouse, over which Mr. Paull shares voting and dispositive power, and (ii) 4,845 Common Shares held in Mr. Paull’s IRA.
(10)	Amount includes 317,275 Common Shares held in the Richard B. Thompson Trust.
(11)	Amount includes 1,000 Common Shares included in Mr. Adair’s IRA.
(12)

Amount includes (i) 50,618 Common Shares jointly owned with Mr. Carney’s spouse over which Mr. Carney shares voting and dispositive power, and (ii) 58,141 Common Shares held by Mr. Carney in the Company’s 401(k) Plan.

(13)

Amount includes (i) 8 Common Shares jointly owned with Mr. Gasior’s spouse over which Mr. Gasior shares voting and dispositive power, and (ii) 53,675 Common Shares held by Mr. Gasior in the Company’s 401(k) Plan.

(14)

Amount includes (i) 97,564 Common Shares Mr. Helmick owns jointly with his spouse with respect to which he shares voting and dispositive power, (ii) 4,212 Common Shares held in Mr. Helmick’s IRA, (iii) 2,440 Common Shares held in Mr. Helmick’s spouse’s IRAs, (iv) 28,684 Common Shares owned by Mr. Helmick’s children over which Mr. Helmick has voting and dispositive power, and (v) 13,924 Common Shares held by Mr. Helmick in the Company’s 401(k) Plan.

(15)	Amount includes (i) 2,500 Common Shares held in Mr. Wenick’s IRA, and (ii) 10,619 Common Shares Mr. Wenick owns jointly with his spouse with respect to which he shares voting and dispositive power.
(16)

According to a Schedule 13G/A filed January 31, 2023, Blackrock, Inc. possessed sole power to vote with respect to 2,409,754 of these Common Shares, sole power to direct the disposition with respect to all of these Common Shares, and shared power to vote and shared power to direct the disposition with respect to none of these Common Shares.

PROPOSAL TWO — ADVISORY VOTE ON THE FREQUENCY

OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

In Proposal 3 below, we are asking shareholders to consider and approve an advisory resolution to approve the compensation of our named executive officers. Pursuant to Section 14A of the Exchange Act, adopted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, at least once every six years we are required to submit for shareholder vote a non-binding resolution to determine whether the advisory shareholder vote on executive compensation should occur every one, two, or three years. We held the last such advisory vote at our 2017 Annual Meeting of Shareholders, and a frequency of every year received the most shareholder votes.

After careful consideration, the Board of Directors believes that our practice of holding the advisory vote on the compensation of our named executive officers every year continues to be the most appropriate alternative for the Company and its shareholders, and therefore recommends that shareholders vote for a frequency of “One Year” for future advisory votes on executive compensation. The Board of Directors believes that an annual advisory vote enables the Company’s shareholders to provide timely, direct input on our executive compensation program as disclosed in the proxy statement each year, and is consistent with our desire to engage in ongoing dialogue with our shareholders.

Shareholders are able to specify one of four choices for this proposal on the proxy card or in voting instructions: “One Year”; “Two Years”; “Three Years”; or “Abstain.” Shareholders are not voting to approve or disapprove the Board’s recommendation and, because the frequency vote is non-binding, shareholder approval of a one, two, or three-year frequency will not require the Company to implement an advisory vote on executive compensation more or less frequently than the preference receiving the highest number of votes. The final decision on the frequency of the advisory vote on executive compensation remains with the Board of Directors.

The Board of Directors values our shareholders’ opinions as expressed through their votes and other communications. Although the advisory vote is non-binding, the Board and the Compensation Committee will carefully consider the outcome of the frequency vote and other communications from shareholders when making future decisions regarding the frequency of say-on-pay votes.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE FOR A FREQUENCY OF “ONE YEAR” FOR HOLDING FUTURE

NON-BINDING ADVISORY VOTES

ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

PROPOSAL THREE — ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, Farmers is providing shareholders with the right to vote to approve, on an advisory (nonbinding) basis, the following resolution relative to the compensation of the Company’s named executive officers:

“RESOLVED, that the shareholders approve the compensation of Farmers’ named executive officers, as disclosed pursuant to the compensation disclosure rules of the Commission, including the compensation discussion and analysis, compensation tables and any related material disclosed in this proxy statement.”

As described in the “Compensation Discussion and Analysis” section of this proxy statement, the Board of Directors believes that Farmers’ compensation policies and procedures are aligned with Farmers’ short-term goals and long-term success. The Board of Directors believes that its pay-for-performance philosophy and objectively-driven incentive-based compensation opportunities are designed to both be competitive with opportunities offered by similarly situated financial institutions and to attract, retain and motivate the key executives directly responsible for our continued success. At the Company’s 2022 Annual Meeting of Shareholders, our shareholders approved the executive compensation as disclosed in the proxy statement for that Annual Meeting, with more than 93% of the Common Shares represented by shareholders present in person or represented by proxy voting for approval. The Compensation Committee evaluated the results of this supportive advisory vote, together with the other factors and data discussed in the Compensation and Discussion Analysis, in determining executive compensation policies, making executive compensation decisions, and continuing implementation of its compensation philosophy and objectives.

Please read the “Compensation Discussion and Analysis” and “Executive Compensation and Other Information” sections of this proxy statement, including the tables and related narratives, for additional details about our executive compensation philosophy and programs, including information about the calendar year 2022 compensation of the Company’s named executive officers.

Vote Required and Board of Directors’ Recommendation

This proposal to approve the compensation of Farmers’ named executive officers requires the affirmative vote of the holders of a majority of the Common Shares present (via the live webcast), represented and entitled to vote at the Annual Meeting. Accordingly, broker non-votes will not be relevant to the outcome. Abstentions will be counted as present and entitled to vote for purposes of Proposal Two and, thus, will have the same effect as a vote against Proposal Two. Because this vote is advisory, it will not be binding on Farmers or the Board of Directors; however, the Board of Directors and the Compensation Committee will review the voting results and will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL

OF THE NON-BINDING ADVISORY RESOLUTION APPROVING THE

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The following Compensation Discussion and Analysis provides information regarding Farmers’ executive compensation programs and includes the following segments: (i) Executive Summary, (ii) Compensation Committee’s Philosophy on Executive compensation, (iii) 2022 Named Executive Officers Compensation, and (iv) Other Elements of our Executive Compensation Programs. For 2022, our named executive officers were:

Name	Title

Kevin J. Helmick	President and Chief Executive Officer

Troy Adair	Executive Vice President, Chief Financial Officer and Secretary

Timothy Carney	Senior Executive Vice President, Chief Banking Officer

James M. Gasior	Senior Executive Vice President, Corporate Development Officer

Mark Wenick	Executive Vice President, Chief Wealth Management Officer

Executive Summary

Farmers continued to deliver strong financial performance in 2022, in terms of both past performance and relative to the performance of our peer financial institutions, and we believe that the 2022 compensation of our executive team continued to reflect their successful efforts in strong alignment with the Company’s financial performance.

2022 Financial Performance Highlights

•

Adjusted net income for 2022 totaled $64.0 million, or $1.89 earnings per diluted share, compared to $62.3 million or $2.13 earnings per diluted share for 2021. This financial metric was one of the three objective elements of our 2022 annual cash incentive plan (the “Annual Incentive Plan”), with a weighting of 30%. The threshold performance level for this metric was $1.82 and target performance level for this metric was $1.90, so our performance resulted in payouts to our named executive officers slightly below the target level of 100% on this financial performance metric.

•

Our 2022 annualized return on average assets as adjusted was 1.54% compared to 1.83% for 2021. This financial metric was the second objective element of our Annual Incentive Plan, with a weighting of 30%. The threshold performance level for this metric was 1.50%, the target was 1.55%, and the maximum was 1.60%, so our performance on this metric resulted in payouts slightly below the target level of 100% on this financial performance metric.

•

Our 2022 efficiency ratio as adjusted was 49.02% compared to 46.33% for 2021. This financial metric was the third objective performance element of our Annual Incentive Plan, with a weighting of 20%. The threshold performance level for this metric was 49.25%, the target was 48.00%, and the maximum was 46.75%, so our performance resulted in payouts below the target level of 100% on this financial performance metric.

•

On March 23, 2022, we entered into an agreement to acquire by merger Emclaire Financial Corp. (formerly NASDAQ: EMCF) (“Emclaire”), the holding company for The Farmers National Bank of Emlenton, and we completed the acquisition on January 1, 2023. As of December 31, 2022, Emclaire had total assets of $1.0 billion and operated 19 branches in ten counties throughout western Pennsylvania. The transaction was our seventh acquisition in the last seven years and expands Farmers further into Pennsylvania markets as part of our long-time strategy. Our 2022 financial information summarized above was adjusted for certain non-recurring expenses, including expenses incurred in 2022 in connection with the Emclaire acquisition.

•

In April 2022, Shareholders overwhelmingly approved the adoption of our 2022 Equity Incentive Plan at the 2022 annual meeting of shareholders. A total of 1,000,000 shares of our common stock are reserved for issuance under the 2022 Equity Incentive Plan in connection with incentive awards to non-employee directors, officers, and other eligible participants, in the form of restricted stock, stock units and share awards. The 2022 Equity Incentive Plan will be administered by the Compensation Committee of the Board of Directors.

•

Farmers is proud to have delivered strong financial performance again despite the economic and operational challenges stemming from inflationary and rising interest rate environments following the initial recovery from the COVID-19 pandemic. The Compensation Committee monitored closely the potential impacts of the economic and financial markets on Farmers’ pay programs during 2022 and, based on the consistent financial performance of Farmers despite the challenges posed by those conditions, determined to make no adjustments with respect to the objective performance metrics and targets of our annual incentive plan or outstanding long-term incentive plan awards.

2022 Significant Compensation Results

Annual Incentive Compensation Results from Financial Performance

•

We maintained the structure of our Annual Incentive Plan for executive officers in 2022, comprised of three objective corporate level financial metrics: (i) adjusted earnings per share, (ii) annualized adjusted return on average assets, and (iii) corporate efficiency ratio. Mr. Wenick had additional objective metrics based on his area of responsibility. We also retained a subjective element for each named executive officer, with a weighting of 20% for Messrs. Helmick, Adair, Carney, and Gasior, and 25% for Mr. Wenick. The subjective factor is evaluated based on a scorecard assessment of each individual’s performance. All elements and results of our 2022 Annual Incentive Plan for our named executive officers are more fully described under “2022 Named Executive Officers Compensation – Annual Incentive Plan.” The following is a tabular summary of our 2022 Annual Incentive Plan payouts based on our 2022 adjusted financial results:

Performance Metric	Target	Actual	Payout %
Earnings Per Share	$1.90	$1.89	92%
Return on Average Assets	1.55%	1.54%	90%
Efficiency Ratio	48.00%	49.02%	60%

Long-term Incentive Compensation Results from Financial Performance

•

In the first calendar quarter of 2022, we granted equity-based long-term incentive compensation awards under our 2017 Equity Incentive Plan and cash-based long-term incentive compensation awards under our long-term cash incentive compensation plan (“LTI Cash Program”) to help achieve our recruiting, retention, and long-term performance goals. We maintained the following allocation of our total long-term compensation target opportunities: 25% service-based equity awards subject to three-year cliff vesting, 50% performance-based equity awards subject to vesting determined by our average return on equity (“ROE”) compared to the ROE performance of our peer group of banking companies over a three-year period, and 25% performance-based cash awards subject to vesting determined by our total shareholder return (“TSR”) compared to peer group performance over a three-year period.

•

The results of our performance-based long-term incentive awards issued in 2020 for the three-year period that ended on December 31, 2022 were as follows: (i) the long-term incentive awards based on our average return on equity achieved the maximum payout of 200% due to our top performance relative to our compensation peer group, and (ii) the long-term incentive awards based on our total shareholder return achieved a payout between the threshold and target levels based on our performance between the lower quartile and median of our compensation peer group, as described more fully under “2022 Named Executive Officers Compensation – Long-Term Incentive Compensation Plans”:

	Weight(1)	Target Percentile		Actual Percentile		Percentage Payout
Relative Average ROE(2)	50%	50	th	100	th	200.0%
Relative TSR(3)	25%	50	th	33	rd	46.7%

(1)	Weighting percentage based on total target long-term incentive opportunity, with service-based restricted stock comprising the remaining 25% opportunity.
(2)

Equity-based award with performance and vesting determined as a percentile compared to the average annual return on equity of peer group companies for the three-year period ending December 31, 2022. These equity-based awards were granted at the maximum payout level of 200% (2 times) of target opportunity, so the percentage payout opportunities ranged from 10% vesting for attaining the threshold 25th percentile of the peer group, 25% for performing at the 50th percentile, and 100% for performing at or above the 75th percentile.

(3)

Cash-based award with performance and vesting determined as a percentile compared to the total shareholder return of peer group companies for the three-year period ending December 31, 2022. Percentage payout opportunity ranged from 20% at the threshold 25th percentile of the peer group, 100% for performing at the 50th percentile, and 200% for performing at or above the 75th percentile.

Linkages between our financial performance and the resulting payouts for our named executive officers under our annual and long-term incentive programs are described more fully under the caption “2022 Named Executive Officers Compensation” in this Compensation Discussion and Analysis.

Portions of the foregoing and certain following financial presentations in this Compensation Discussion and Analysis include the use of both GAAP (generally accepted accounting principles) and non-GAAP financial measures. We use these financial measures to monitor and evaluate our on-going performance and allocate resources, and we believe that these additional non-GAAP measures are useful to investors for financial analyses of Farmers. Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measure can be found on Appendix A to this proxy statement.

Compensation Committee’s Philosophy on Executive Compensation

Our goal is to hire and retain an executive management team that we believe will create both short-term and long-term institutional success. We seek to achieve this goal by providing a fair, competitive compensation package that includes substantial performance-based, at-risk pay components that are aligned with the Company’s financial performance and strategic plans. We believe in directly linking pay to financial performance, so we structure our compensation plans to drive successful annual and long-term financial performance and ultimately align with long-term shareholder value. We also seek to implement compensation programs that appropriately balance risk and financial results so that our compensation programs maintain and promote our overall safety and soundness.

Each named executive officers’ compensation currently consists of three primary elements: base salary, annual cash incentive compensation, and long-term incentive compensation. Named executive officers are also eligible to receive matching contributions to their 401(k) retirement plan accounts, discretionary additional contributions to voluntary deferrals of compensation in a nonqualified deferred compensation plan, and limited perquisites. To help retain a stable executive management team, we have adopted an Executive Separation Policy and have entered into change in control agreements that provide severance benefits upon certain terminations of our executive officers.

We evaluate annually all of our compensation programs, policies, and payouts to assess whether our compensation structure continues to align with our philosophy of paying for financial performance as a means of promoting long-term shareholder value. Based on this evaluation, we determined in 2022 to maintain the general structural elements of our executive compensation programs as described below.

The Role of the Compensation Committee in Determining Executive Compensation

The Compensation Committee oversees the compensation programs of our named executive officers and establishes our executive compensation philosophy, policies, elements, plans, and arrangements. In addition, the Compensation Committee annually evaluates the performance and compensation of our chief executive officer and receives our chief executive officer’s annual evaluation of our other executive officers, in order to evaluate appropriate compensation adjustments as well as future compensation decisions. The Compensation Committee annually evaluates the alignment of pay and performance of our chief executive officer and chief financial officer. The Compensation Committee also reviews overall corporate policies regarding compensation and benefit programs that are generally available to all employees in connection with its annual assessment of risk-based compensation and may make recommendations concerning those programs based thereon.

Although the Compensation Committee has authority to approve individual compensation arrangements, as well as authority to engage legal advisors and compensation consultants for advice on compensation issues, the Compensation Committee does not act entirely autonomously in considering and implementation of our compensation plans. For example, the Compensation Committee recommends the terms of plans such as our 2017 and 2022 Equity Incentive Plans, subject to final approval of the full independent Board of Directors, and may from time to time request management to provide financial, tax, accounting, or operational information relevant to Compensation Committee deliberations.

Role of Compensation Consultant

The Compensation Committee has engaged Pay Governance, LLC (“Pay Governance”) as its outside independent compensation consultant since 2011 and continued to engage Pay Governance during 2022. Pursuant to its engagement terms, Pay Governance reviews, analyzes and provides advice regarding our executive officer and director compensation programs in relation to the objectives of those programs, including comparisons to designated peer group companies and to current best practices, and also provides information and advice on competitive compensation practices and trends, along with specific views on our compensation programs. In its role as independent compensation consultants, Pay Governance representatives engage in regular discussions with the Compensation Committee and respond to questions from the Committee and the Committee’s other advisors in providing opinions with respect to the design and implementation of current or proposed compensation programs. During 2022, Pay Governance reported directly to the Compensation Committee and the Committee retains the sole authority to retain or terminate Pay Governance. Pay Governance did not provide additional services to the Company or its affiliates in an amount in excess of $120,000 during 2022.

Compensation Consultant Independence

The Compensation Committee has the responsibility to consider certain independence factors before selecting compensation consultants and other compensation advisers. In connection with the foregoing, the Compensation Committee reviewed, considered and discussed the relevant factors established by NASDAQ to determine such independence, both through surveying Pay Governance and by soliciting input from members of the Compensation Committee through our annual director and officer questionnaires. Based on its review, consideration and discussion, the Compensation Committee determined that the work performed and to be performed by Pay Governance as the Committee’s compensation consultant has not raised and does not raise any conflict of interest, and also determined that Pay Governance qualifies as independent for purposes of the Exchange Act and NASDAQ Corporate Governance Requirements.

Say-on-Pay Consideration

At the Company’s 2022 Annual Meeting of Shareholders, our shareholders approved on an advisory basis the executive compensation of our named executive officers as disclosed in the proxy statement for that Annual Meeting, with over 93% of the Common Shares represented by shareholders present in person or represented by proxy at the 2022 Annual Meeting voting “for” such approval. The Compensation Committee evaluated the results of this supportive advisory vote, together with the other factors and data discussed in this Compensation and Discussion Analysis, in determining Farmers’ executive compensation policies, making executive compensation decisions, and continuing implementation of the Committee’s compensation philosophy and objectives.

Peer Group Evaluation and Executive Compensation Benchmarks

The Compensation Committee has generally evaluated compensation practices at similarly situated financial institutions to help determine the levels of compensation for financial services executives in our geographic market. In addition, the Compensation Committee does not adhere to a strict formula in order to determine executive officer compensation packages, and rather has relied on a variety of factors including experience, responsibility, individual performance, and our overall financial performance.

However, given the competitive nature of the financial services industry generally and the fact that we compete in a market with many regional and national banking organizations that are significantly larger and that can provide attractive compensation packages to top executive talent, the Compensation Committee recognizes the need for Farmers to provide competitive overall compensation opportunities to retain our high-performing executives and attract new executive talent.

The Compensation Committee has consistently utilized a compensation peer group of companies for certain compensation benchmarking purposes. The Compensation Committee uses several factors to identify, evaluate and select peer financial institutions including but not limited to (i) factors of size (e.g., assets (ranging from approximately one-half to two times the asset size of Farmers), revenues, employees, and market capitalization), (ii) factors of profitability and growth (e.g., net revenue and operating income), and (iii) geographic location. In late 2020, the Compensation Committee, with the assistance of Pay Governance, undertook a re-evaluation of our then-identified compensation peer group to help ensure that the group continued to reflect similarly situated financial institutions for purposes of determining competitive market positioning for purposes of executive compensation decisions, particularly in light of anticipated Farmers’ acquisition activity, as well reflecting the impact of acquisitions occurring within the group. Based on that evaluation, and using the same evaluative factors described above, the Compensation Committee approved the following peer group of 23 companies for compensation evaluation purposes in 2021 and early 2022 (“2022 Peer Group”):

• Chemung Financial Corporation	• Isabella Bank Corporation
• City Holding Company	• LCNB Corp.
• Civista Bancshares, Inc.	• Level One Bancorp, Inc.*
• Community Trust Bancorp, Inc.	• Lakeland Financial Corporation
• CNB Financial Corporation	• Macatawa Bank Corporation
• Citizens & Northern Corporation	• Mercantile Bank Corporation
• Evans Bancorp, Inc.	• MVB Financial Corp.
• Financial Institutions, Inc.	• Premier Financial Corp.
• First Financial Corporation	• Peoples Bancorp Inc.
• German American Bancorp, Inc.	• Summit Financial Group, Inc.
• Horizon Bancorp, Inc.	• Stock Yards Bancorp, Inc.
• Independent Bank Corporation

*	Level One Bancorp, Inc. was acquired by First Merchants Corp. in April 2022.

Following our announcement of the Emclaire acquisition in March 2022, the Compensation Committee, again with the assistance of Pay Governance, considered certain revisions to the peer group to continue to reflect the evaluative factors described above in light of the expected increase of Farmers’ asset size to over $5 billion in assets and the expansion of Farmers’ active geographic competitive footprint. Based on that evaluation, the Compensation Committee determined to focus on peer banking companies with assets between $2.5 billion and $10 billion that operated in a geographic market including Ohio, western Pennsylvania, Michigan, West Virginia, Kentucky, Indiana, and western New York, which resulted in the elimination of five companies from the 2022 Peer Group and the addition of the following four companies:

First Commonwealth Financial, First Internet Bancorp, S&T Bancorp, and Park National Corporation, resulting in the following new compensation peer group of 21 companies:

• City Holding Company	• Lakeland Financial Corporation
• Civista Bancshares, Inc.	• Macatawa Bank Corporation
• Community Trust Bancorp, Inc.	• Mercantile Bank Corporation
• CNB Financial Corporation	• MVB Financial Corp.
• Financial Institutions, Inc.	• Park National Corporation
• First Commonwealth Financial	• Peoples Bancorp Inc.
• First Financial Corporation	• Premier Financial Corp.
• First Internet Bancorp	• S&T Bancorp
• German American Bancorp, Inc.	• Summit Financial Group, Inc.
• Horizon Bancorp, Inc.	• Stock Yards Bancorp, Inc.
• Independent Bank Corporation

Named Executive Officers 2022 Compensation

Base Salary

Base salaries are intended to reward the named executive officers based upon their roles with us and for their performance in those roles. For each named executive officer, their base salaries are reviewed annually subject to adjustments based upon our financial performance, the individual performance of the particular executive, and our overall compensation philosophy of providing base compensation levels for our executive officers within 10% of the median of our 2022 Peer Group. The Compensation Committee conducts an annual evaluation of the performance of Mr. Helmick in light of specified goals and objectives with input from each independent director. Based on such evaluation and input, the Compensation Committee determines the compensation of Mr. Helmick and discusses its determination with all independent directors. During late 2021 and early 2022, the Compensation Committee also undertook an extensive analysis of the amounts and elements of Mr. Helmick’s compensation and certain other executive officers, including recent realized pay of Mr. Helmick, with significant input from PayGovernance and benchmarking to the 2022 Peer Group and the new peer group.

All other executive officers are evaluated on a variety of factors including leadership performance, strategic planning and execution, communication abilities, business knowledge, and awareness and accountability. Based thereon, Mr. Helmick determines whether to recommend base salary increases or decreases based upon individual performance and presents his recommendations on base salary adjustments to the Compensation Committee.

As a result of the evaluations by the Compensation Committee of Mr. Helmick and the recommendations by Mr. Helmick regarding the remaining named executive officers as described above, the following merit-based base salary adjustments were made for Mr. Helmick and the other named executive officers effective April 1, 2022:

2022 Base Salary Adjustments

Name	2021 Base Salary	% Increase	2022 Base Salary
Kevin Helmick	$493,000	25.7%	$620,000
Troy Adair	$240,000	31.2%	$315,000
Tim Carney	$300,000	2.3%	$306,895
Jim Gasior	$315,000	2.8%	$323,952
Mark Wenick	$262,928	10.0%	$290,005

Annual Incentive Plan

The Compensation Committee believes that performance-based annual cash incentives are an effective way to compensate executives for working together as a team to achieve short-term specific financial goals, which the Compensation Committee and management have established as near-term drivers of our long-term success, as well as certain individualized goals specific to an executive’s role and duties. The following is a discussion of the Annual Incentive Plan as it continued to be implemented by the Compensation Committee during 2022.

The Annual Incentive Plan is intended to foster superior financial results by providing equitable and attainable corporate-wide incentives that reward individual and team efforts to achieve specified performance objectives as determined and applied each fiscal year. The program provides our executive officers and certain non-executive employees the opportunity to receive annual cash incentive payments based upon achievement of such corporate and individual performance goals. Our full-time and part-time, regular, non-commissioned-based associates and executives, as well as those of our subsidiaries, are generally eligible to participate in the Annual Incentive Plan.

The Compensation Committee establishes the target bonus opportunities under the Annual Incentive Plan for each eligible named executive officer expressed as a percentage of base salary. The following table sets forth the 2022 target bonus opportunities for each participating named executive officer:

Named Executive Officer	Target Annual Incentive Plan Opportunity (% of base salary)
Kevin Helmick	40%
Troy Adair	35%
Tim Carney	35%
Jim Gasior	35%
Mark Wenick	35%

Payments under the Annual Incentive Plan are contingent primarily on the achievement of pre-established performance goals relating to objective financial metrics established for each participating named executive officer by the Compensation Committee, and secondarily upon the results of a subjective evaluation of each individual executive’s performance. Each of the elements has an assigned weight and each of the objective financial criteria has a specific target or goal for the year.

In the event that we (or the individual participant) do not meet the specified goal or target for a particular metric, then no compensation will be paid with respect to that objective portion of the Annual Incentive Plan.

The Compensation Committee established a threshold payout of 50% of target opportunity upon attaining a threshold level of the objective metrics, a target payout of 100% upon attaining 100% of the target level of the objective metrics, and a maximum payout of 150% of target opportunity upon attaining at or greater than a maximum level of the objective metrics. Performance falling below threshold results in no payout; for performance falling within each of the percentile ranges, payouts are made on an interpolated basis. Payout opportunity on the subjective elements also ranged from 0% to 150%.

In establishing the Annual Incentive Plan’s objective metrics and targets for 2022, the Compensation Committee utilized the Company’s budgeting model to set the performance at levels that were determined to be achievable with strong management performance. All named executive officers were allocated certain weightings of three core corporate financial measures: earnings per share (“EPS”), return on average assets (“ROA”), and efficiency ratio. Those were the sole objective performance criteria allocated to Messrs. Helmick, Adair, Carney and Gasior. Mr. Wenick had additional objective metrics based on his specific areas of responsibility and oversight. Finally, in addition to the objective performance metrics, a subjective metric was included for each of the named executive officers, weighted at 20% for Messrs. Helmick, Adair, Carney, and Gasior, and 25% for Mr. Wenick. The subjective factor is evaluated based on a scorecard assessment for each individual’s performance. Mr. Wenick’s additional internally-measured performance metrics and targets based on his areas of responsibility include information that is not otherwise publicly available and because disclosure of such information could result in competitive harm to Farmers, the metrics and related performance results are not specifically disclosed but the payouts with respect to those measures are set forth below. The following tables set forth the applicable objective performance metrics, weightings, targets and percentage payouts on the corporate level objective metrics under the Annual Incentive Plan in 2022 for each of the named executive officers:

Kevin Helmick, Troy Adair, Tim Carney and Jim Gasior

Metric	Weight	Threshold	Target	Maximum	2021 Actual	2022 Actual	Payout %
EPS	30%	$1.82	$1.90	$1.98	$2.13	$1.89	92%
ROA	30%	1.50%	1.55%	1.60%	1.83%	1.54%	90%
Efficiency Ratio	20%	49.25%	48.00%	46.75%	46.33%	49.02%	60%

Mark Wenick

Metrics	Weight	Threshold	Target	Maximum	Actual	Payout %
EPS	15%	$1.82	$1.90	$1.98	$1.89	92%
ROA	15%	1.50%	1.55%	1.60%	1.54%	90%
Efficiency Ratio	15%	49.25%	48.00%	46.75%	49.02%	60%
Area of Responsibility Metric	30%					150%
Area of Responsibility Metric	25%					125%

In addition to the objective performance metrics described above, the Compensation Committee included a subjective metric for each of the named executive officers, weighted at 20% of the total bonus opportunity for Messrs. Helmick, Adair, Carney, and Gasior with payout opportunity ranging from 0% to 150%. The subjective metric for Mr. Wenick was weighted at 25% of his total bonus opportunity, with payout ranging from 0% to 150%. Payouts under the subjective metric were based on evaluations of overall job performance during 2022 using an extensive performance review scorecard for each executive. For each named executive officer other than Mr. Helmick, the scorecards were completed by Mr. Helmick and he provided his evaluations to the Compensation Committee for the subjective portion of the executive’s bonus for 2022. For Mr. Helmick, each member of the Board of Directors provided input on Mr. Helmick’s performance under goals established in five areas of core competencies: Business Planning, Change/Crisis Management, Communications, Self-Management and Development, and Managing Executive Performance and Development. These evaluations were considered by the Compensation Committee in reaching its determination with respect to the subjective element of Mr. Helmick’s 2022 annual bonus. Based upon such reviews and recommendations, the Compensation Committee approved the following percentage payouts with respect to the subjective element of the total bonus opportunity: (i) Mr. Helmick, 125%; (ii) Mr. Adair, 115%; (iv) Mr. Carney, 100%; (v) Mr. Gasior, 100%; and (vi) Mr. Wenick, 125% (of his possible 25% weighting).

Finally, the Compensation Committee continued to include a circuit breaker in the 2022 Annual Incentive Plan, based on Farmers’ “Texas ratio” for the year. The Texas ratio is determined by dividing the amount of Farmers Bank’s non-performing loans, other real estate owned, and loans delinquent for more than 90 days, by Farmers Bank’s tangible capital equity plus its loan loss reserves. If this ratio exceeds 15% for the year, no bonuses are payable under the Annual Incentive Plan. Farmers’ Texas ratio for 2022 was approximately 6.08%, well below this circuit breaker level. The Compensation Committee believes that the use of a circuit breaker in our annual bonus program helps maintain minimum levels of safety and soundness of our institution in the context of providing appropriate near-term incentives for achieving superior financial performance objectives.

As a result of the performance of Farmers with respect to the above-described objective metrics and each named executive officer’s individual performance evaluations, the Compensation Committee awarded the following payouts with respect to 2022 performance under the Annual Incentive Plan:

Named Executive Officer	Amount Earned under Annual Incentive Plan	Payout as a Percentage of Target Opportunity
Kevin Helmick	$227,168	92%
Troy Adair	$98,784	90%
Tim Carney	$93,020	87%
Jim Gasior	$98,190	87%
Mark Wenick	$114,238	113%

Long-Term Incentive Plans

Under our LTI Cash Program, executive officers and certain other employees are eligible to receive awards for possible long-term cash incentive payments based on the achievement of prescribed corporate and/or individual performance metrics. The purpose of the LTI Cash Program is to foster and promote Farmers’ long-term financial success and value by motivating performance through long-term incentive compensation, pending review and approval by the Compensation Committee.

The LTI Cash Program is also intended to attract and retain the services of talented individuals and motivate participants to achieve performance objectives that promote sound and financially healthy growth. The LTI Cash Program may continue until terminated by the Board of Directors.

Our 2017 Equity Incentive Plan and 2022 Equity Incentive Plan were each adopted by our Board of Directors and shareholders to promote Farmers’ long-term financial success and increase shareholder value by motivating performance through equity-based long-term incentive compensation. The Equity Incentive Plans are also intended to encourage participants to acquire ownership interests in the Company, attract and retain talented executives and directors, and enable participants to participate in the Company’s long-term growth and financial success.

In 2020, the Compensation Committee established target long-term award opportunities for each eligible named executive officer, expressed as a percentage of a participant’s base salary, as follows:

•	25% in service-based equity awards, subject to three-year cliff vesting, and

•

75% in performance-based awards, subject to vesting based on our relative performance on two objective financial measures as compared to the performance of banking companies in our peer group measured over a three-year period ending December 31, 2022 (the “Performance Period”):

•

50% of all long-term incentive awards were equity-based performance awards subject to vesting determined by our average annual ROE compared to ROE performance of our peer group of banking companies over the Performance Period, and

•	25% of all long-term incentive awards were cash-based performance awards subject to vesting determined by our TSR compared to peer group performance over the Performance Period.

The following table sets forth the target level of long-term incentive compensation opportunity established for each participating named executive officer at the time of grant in 2020:

Named Executive Officer	LTI Program Target Opportunity (% of base salary)
Kevin Helmick	55%
Troy Adair(1)	N/A
Tim Carney(1)	N/A
Jim Gasior(1)	N/A
Mark Wenick	35%

(1)	Messrs. Adair, Carney and Gasior were not executive officers of Farmers in 2020 and therefore did not receive long-term incentive compensation awards that year.

The following table indicates the threshold, target and maximum performance levels (for performance falling within each of the percentile ranges, payout or vesting was to occur on an interpolated basis) and the results of our relative TSR and relative average annual ROE performance, as adjusted, for the Performance Period, with the percentage payouts for the LTI Cash Program and 2017 Equity Incentive Plan awards we granted in 2020. For performance falling below threshold, no award payout or vesting was to occur. Percentage payout opportunities for the cash-based awards under the LTI Cash Program ranged from 20% vesting for performing at the threshold 25th percentile of peer group, 100% for performing at the target 50th percentile, and 200% for performing at or above the 75th percentile. The share-based awards under the 2017 Equity Incentive Plan were granted at the maximum payout opportunity of 200%, so the percentage payout opportunities ranged from 10% vesting for performing at the threshold level of the 25th percentile of peer group, 50% vesting for performing at the target 50th percentile, and 100% vesting for performing at or above the 75th percentile (equivalent to 200%, or maximum, of target opportunity). The following table summarizes the percentage payouts for our 2020 long-term performance-based awards based on Farmers’ performance on the two metrics relative to its peer group. Payout amounts under the LTI Cash Program based on relative TSR for each named executive officer normally are included in “Non-Equity Incentive Plan Compensation,” column (g), of the Summary Compensation Table but no payouts were made with respect to the Performance Period ended 2022.

Vesting Summary of 2020-2022 Long-Term Performance Awards

Performance Metric	Target(1)	Actual	Rank(2)		Payout % of Target
Relative TSR	103.52%	96.72%	33	rd	46.7%
Relative Average ROE	11.86%	15.49%	100	th	200.0%

(1)	Median performance (50th percentile) of the 14 remaining peer group companies for the Performance Period.
(2)	Presented as a percentile rank relative to the 14 remaining peer group companies for the Performance Period.

In 2022, the Compensation Committee established the long-term incentive compensation target opportunities for each eligible named executive officer, expressed as a percentage of base as follows:

Named Executive Officer	2022-24 LTI Program Target Opportunity (% of base salary)
Kevin Helmick	55%
Troy Adair	40%
Tim Carney	35%
Jim Gasior	35%
Mark Wenick	35%

In conjunction with establishing the target long-term incentive opportunity for our executive officers in 2022, the Compensation Committee, determined to maintain an allocation of 25% of our total long-term compensation opportunity to service-based awards, subject to three-year cliff vesting. We continued to allocate the remaining 75% of the target long-term incentive opportunity to performance-based awards, for which we continued to use relative TSR and relative average ROE as the performance metrics, with the same mix of cash-based and equity-based long-term performance awards as follows: (i) 25% in cash-based awards under our LTI Cash Program subject to vesting based on relative TSR compared to our peer group over a performance period ending December 31, 2024, and (ii) 50% in equity-based grants under our 2017 Equity Incentive Plan subject to vesting based on relative average ROE compared to our peer group over a performance period ending December 31, 2024.

The following table indicates potential payouts at the threshold, target and maximum levels for our 2022 long-term incentive awards under both the LTI Cash Program and the 2017 Equity Incentive Plan, with relative performance compared to our 2022 Peer Group, consistent with grants of long-term incentive awards in recent years. The maximum award opportunity was established at 200% of the target opportunity.

Vesting Levels	Relative Performance of TSR and Average ROE to Peer Group Companies	Vesting Percent of Target LTI Opportunity
Below threshold	< Peer 25th Percentile	0%
Threshold	= Peer 25th Percentile	20%
Target	= Peer 50th Percentile	100%
Maximum	≥ Peer 75th Percentile	200%

For performance falling within each of the percentile ranges, payouts or vesting will occur on an interpolated basis. The amounts of the threshold, target and maximum award payouts or vesting that may be received by each of our named executive officers upon completion of the 2022-2024 Performance Period with regard to long-term incentive awards granted in 2022 under the LTI Cash Program and the 2017 Equity Incentive Plan is described in detail in the 2022 Grants of Plan Based Awards table of this proxy statement.

In addition, as disclosed in the proxy statement for our 2022 Annual Meeting of Shareholders, we granted special service-based long-term equity incentive awards to our management team in the first quarter of 2022 which are subject to three-year cliff vesting conditioned on continued employment. Such awards were granted to reward the outstanding performance of our key officers in 2021 in successfully completing the acquisition of Cortland Bancorp, Farmers’ largest acquisition to date, to help retain our excellent executive level talent following the significant growth in Farmers, and to incentivize our team to continue to execute on our challenging strategic acquisition plans. The special long-term equity incentive awards were based on a percentage of the base salaries of our named executive officers as shown below, and are included in the “2022 Grants of Plan Based Awards” table in the “Executive Compensation and Other Information” section of this proxy statement.

Named Executive Officer	Special LTI Award (% of base salary)	Special LTI Award ($)
Kevin Helmick	75.0%	$369,750
Troy Adair	50.0%	$120,000
Tim Carney	N/A	N/A
Jim Gasior	N/A	N/A
Mark Wenick	37.5%	$98,598

(1)	Messrs. Carney and Gasior did not receive this LTI award because they were executive officers of Cortland Bancorp.

Clawback Policy

Farmers has adopted a clawback policy as part of its Incentive Compensation Guidelines. Pursuant to that policy, if the Company is required to restate all or a significant portion of its financial statements, the Board of Directors is empowered, in its discretion, to require reimbursement of all or any portion of bonuses paid or incentive compensation awarded to any participant in an incentive compensation program (including equity-based awards), and/or effect the cancellation of all or any portion of unpaid awards which may be paid to such participants if: (a) the amount of the bonus or incentive compensation was calculated based on the achievement of financial results that were subsequently the subject of a material restatement, and (b) the amount of the bonus or incentive compensation that would have been awarded to the participant, had the financial results been properly reported, would have been lower than the amount actually awarded. The Company acknowledges under this policy that it is not intended to add any forfeiture obligations or financial responsibilities to the Chief Executive Officer or Chief Financial Officer which are in addition to, or duplicative of, those obligations arising under Section 304 of the Sarbanes-Oxley Act of 2002.

Furthermore, if a participant in any incentive compensation program engages in misconduct related to such program, regardless of whether any restatement of financial statements is required as a result thereof, the Board shall take such actions as it considers appropriate to address the misconduct. Such actions may include cancellation of any unpaid portion of incentive compensation awarded to such participant, reimbursement of any incentive compensation paid to such participant, and other disciplinary actions.

We will update Farmers’ Clawback Policy to comply with the listing requirements of NASDAQ once they are revised as required by the new SEC rules implementing the clawback provisions of the Dodd-Frank Act.

401(k) Plan and Company Contributions

All of our employees who have completed at least one year of service and meet certain other eligibility requirements are eligible to participate in our 401(k) Profit Sharing Retirement Savings Plan (the “401(k) Plan”). Under the terms of the 401(k) Plan, employees may voluntarily defer a portion of their annual compensation, subject to applicable federal restrictions and deferral limitations, and Farmers Bank matches a percentage of each participant’s voluntary contributions, up to 6% of gross wages. In addition, at the discretion of the Board of Directors, Farmers Bank may make an additional profit sharing contribution to the 401(k) Plan. During 2022, Farmers Bank provided 401(k) Plan matching contributions of 50% for each of the named executive officers (subject to a maximum of 3% of gross wages), but no additional profit sharing contributions were made.

Nonqualified Deferred Compensation Plan

Our Nonqualified Deferred Compensation Plan (the “Nonqualified Plan”) is an unfunded nonqualified retirement plan in which eligible executive officers may voluntarily defer a greater portion of their compensation than permitted by applicable federal restrictions and deferral limitations applicable to our 401(k) Plan. Participating officers are at all times 100% vested in their voluntary deferrals. The Company may also provide matching or discretionary credits to the accounts of eligible officers, as determined by the Company in its sole discretion. The Company currently credits matching contributions equal to 50% of each participant’s voluntary deferrals to the Nonqualified Plan, up to 6% of gross wages (or a 3% match). Any matching or discretionary credits under the Nonqualified Plan vest and become non-forfeitable in accordance with a specified formula that provides for partial vesting starting after completion of two years and full vesting after six years. Upon a Change-in-Control (as defined in the Nonqualified Plan), participants’ benefits under the Nonqualified Plan become fully vested and non-forfeitable. Benefits under the Nonqualified Plan represent unsecured general obligations of the Company to pay participating officers at some time in the future.

The Nonqualified Plan also allows discretionary additional annual contributions to be made by the Company for the benefit of participating officers, based on a percentage of each participant’s total eligible compensation, as determined annually in the discretion of the Compensation Committee. With respect to calendar year 2022, the Compensation Committee approved a discretionary contribution of 2.0%, representing a total amount of approximately $71,820 with respect to ten participating officers. The Compensation Committee approved a 3.0% discretionary contribution with respect to 2021.

The amounts accrued pursuant to the Nonqualified Plan for the benefit of our named executive officers for calendar year 2022 are disclosed in the Summary Compensation Table. The Compensation Committee believes that maintaining this Nonqualified Plan helps to maintain the competitiveness of our entire executive retirement benefits.

Amounts payable to participating officers under the Nonqualified Plan will be distributed in accordance with the terms of the Nonqualified Plan and elections made by the participating officers. Benefits generally will be paid in a single lump sum unless the participating officer has elected to receive annual installments for a period of up to ten years. The benefits will be paid upon the earliest of a participating officer’s separation from service, death or disability unless the participating officer has elected to receive payments as of a specified date (including the earlier of that date or the occurrence of a regular distribution event). The Nonqualified Plan is subject to requirements affecting deferred compensation under Section 409A of the Internal Revenue Code and is being administered in compliance with the applicable regulations under Section 409A.

Perquisites and Other Compensation

Executive officers also participate in broad-based employee benefit plans, such as medical, dental, supplemental disability, retiree health insurance and term life insurance programs. Except for matching contributions in connection with our Nonqualified Plan as described above and country club memberships provided by Farmers to certain of the named executive officers for customer relationship development purposes, executive officers received no perquisites or personal benefits in 2022 that are not available to all employees. The amounts of the benefits received are included in the “All Other Compensation” column (i) of the Summary Compensation Table.

Other Elements of Our Executive Compensation Programs

Employment Agreements, Separation Policy and Change in Control Arrangements

The Compensation Committee carefully considers the use and conditions of any employment related agreements. Although employment agreements that contain severance and change in control arrangements may be appropriate to attract prospective executives who forego significant other employment opportunities, we first determined in 2013 to adopt an Executive Separation Policy that applies to all of our executive officers in lieu of employment agreements. In connection with that implementation, we entered into change in control agreements with each of our executive officers (“Change in Control Agreements”). The material provisions of the Executive Separation Policy and the Change in Control Agreements are discussed under the caption “EXECUTIVE COMPENSATION AND OTHER INFORMATION – Employment Agreements, Change in Control Agreements, Executive Separation Policy”.

Overall, the Compensation Committee believes that the implementation of the Executive Separation Policy and Change in Control Agreements is appropriate to help ensure that Farmers will have the continued dedication, undivided loyalty and objective advice from its key executives, even in the event of a potential transaction that could result in a change in control of Farmers. The Separation Policy offers certain protections in the event of certain terminations of employment, while the Change in Control Agreements provide certain protections in the event of a change in control event, but only if the executive’s employment is terminated as a result of (or within a specified period after) a change in control (i.e., a double trigger). The Compensation Committee does not believe that executives should receive compensation benefits merely as a result of a change in control; rather, it believes that our Change in Control Agreements provide our executive officers with adequate protection to help ensure that change in control offers will be evaluated by our executive officers in the best interests of Farmers and our shareholders without regard to concerns that a transaction could eliminate his or her job without appropriate dispensation. The Compensation Committee recognizes that these agreements may also tend to discourage a takeover attempt as a change in control could trigger increased compensation expense as part of the transaction.

Stock Ownership Guidelines and Anti-Hedging Policy

As part of the Company’s Corporate Governance Guidelines, we have adopted stock ownership guidelines for our directors and executive officers which require that, within five years from the date a person first becomes a non-executive director, or within seven years from the date an executive officer is first included as a participant in our long-term incentive equity plans (unless, due to specific facts and circumstances, a different period of time is determined to be appropriate by the Corporate Governance and Nominating Committee), the following amounts of Common Shares be owned by that person:

Position	Minimum Ownership Requirement
Non-executive Director	4.0 x Annual Base Retainer Fee
Chief Executive Officer/President	2.0 x Annual Base Salary
Chief Banking Officer	1.5 x Annual Base Salary
Chief Financial Officer	1.25 x Annual Base Salary
Other Executive Officers	1.0 x Annual Base Salary

Individuals subject to these guidelines are expected to satisfy certain milestones during the attainment periods to evidence that the individual is making appropriate progress toward achieving their respective ownership amount. In determining compliance with these guidelines, the Compensation Committee considers the beneficial ownership of our executive officers and directors as required to be reported in a proxy statement.

In addition to these requirements, our executive officers and directors are prohibited under our insider trading policy and procedures from pledging our Common Shares, purchasing our Common Shares on margin, engaging in short sales, or engaging in any hedging transaction involving our Common Shares.

Director Compensation

The Compensation Committee is also responsible for recommending to the Board of Directors compensation for our non-employee directors. Generally, director compensation is structured in a fashion to attract and retain high quality individuals to serve on the Board of Directors, to compensate such individuals for the time and energy expended in providing us their expertise, considering the size, nature and location of Farmers as a bank holding company competing in our markets. On an annual basis, the Compensation Committee requests that its compensation consultant evaluate our current non-employee director compensation levels relative to our peers. Generally, it is the overall goal of the Compensation Committee to position non-employee director compensation at a median market level. At the commencement of calendar year 2022, the Compensation Committee recommended and the independent members of the Board of Directors approved the following compensation levels for non-employee directors: (a) general annual retainer fee of $62,500, and (b) the following retainers for directors with additional duties: (i) $25,000 for the independent chair of the Board, (ii) $10,000 for the independent vice-chair of the Board, (iii) $10,000 for the independent chair of the Executive Committee, and (iv) $7,500 for each other chair of a Board committee. All director compensation amounts for 2022 are reflected in the Director Compensation table.

For calendar year 2023, based on the peer benchmarking annual review described above, the Compensation Committee recommended and the independent members of the Board of Directors approved the following compensation levels for non-employee directors: (a) general annual retainer fee of $80,000, payable $62,500 in cash and $17,500 in restricted stock units to be awarded on the day of the annual meeting of shareholders subject to vesting on the one year anniversary of the grant date, and (b) the following retainers for directors with additional duties: (i) $37,500 for the independent chair of the Board, (ii) $10,000 for the chair of the Audit Committee, and (iii) $7,500 for each other chair of a Board committee.

Oversight and Risk Management of Compensation Programs

The Compensation Committee oversees the implementation and enforcement of our policies, procedures and practices related to its various compensation programs as part of its duties. This is designed to monitor our compensation policies to ensure that the compensation packages offered to its employees and executive officers do not present such individuals with the potential to engage in excessive or inappropriate risk taking activities. In addition, the Board Enterprise Risk Management Committee works with the Compensation Committee in order to monitor our compensation policies, procedures and practices, as part of its duties to monitor enterprise-wide risk.

The Compensation and Board Enterprise Risk Management Committees believe that our current compensation structure for employees and executive officers does not encourage unnecessary or excessive risk taking to the extent that it would reasonably likely lead to a material adverse effect. It is the opinion of the Compensation and Board Enterprise Risk Management Committees that our current compensation programs appropriately balance risk and the desire to focus on our short-term and long-term goals without encouraging unnecessary or excessive risk taking.

Compensation Committee Interlocks and Insider Participation

During the last completed fiscal year, no member of the Compensation Committee was an officer or employee of Farmers or any of our subsidiaries, or was formerly an officer of Farmers or any of our subsidiaries. None of our directors had any business or financial relationship with us requiring disclosure in this proxy statement.

THE COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis with Farmers’ management. Based upon this review and discussion, the Compensation Committee recommends to the Board of Directors that this Compensation Discussion and Analysis be included in this proxy statement and our Annual Report on Form 10-K.

Compensation Committee:

Frank J. Monaco, Chair

Gregory C. Bestic

Anne Frederick Crawford

Terry A. Moore

David Z. Paull

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

The following table provides summary compensation information for the individuals serving as our principal executive officer, our principal financial officer, and our three other most highly compensated executive officers serving on December 31, 2022.

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Stock Options ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Kevin J. Helmick	2022	$567,788	—	$575,207	—	$256,678		$71,465	(3)	$1,471,138
President and Chief Executive Officer	2021	$469,582	$369,750	$199,768	—	$418,176		$70,746		$1,528,022
	2020	$454,308	—	$188,914	—	$383,690		$67,830		$1,094,742
Troy Adair	2022	$285,929	—	$192,701	—	$98,784		$19,991	(4)	$597,405
Executive Vice President and Chief Financial Officer	2021	$122,357	$120,000	$154,749	—	$73,500		$8,359		$478,965

Tim Carney	2022	$289,880	—	$101,240	—	—		$37,776	(5)	$428,896
Senior Executive Vice President and Chief Banking Officer
Jim Gasior	2022	$310,571	—	$106,329	—	—		$18,189	(6)	$435,089
Senior Executive Vice President, Corporate Development Officer
Mark Wenick	2022	$249,002	—	$168,163	—	$114,238		$30,606	(7)	$562,009
Executive Vice President, Chief Wealth Management Officer	2021	$228,248	$98,598	$68,858	—	$170,533		$28,906		$595,143

(1)

Amounts shown reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for equity awards granted during 2022 under our 2017 Equity Incentive Plan. As further reflected in the 2022 Grants of Plan Based Awards table, (i) the amounts reported for service-based equity awards granted during 2022 were determined using closing price of a Common Share on the dates of grant of $17.25 for February 23, 2023 and $17.53 for February 25, 2022, and (ii) the amounts reported for performance-based equity awards granted during 2022 were determined using the closing price of a Common Share on the date of grant of February 23, 2022 of $17.25, and the target vesting levels assuming our average ROE performance equals the 50th percentile (i.e., target vesting level) of the average of a group of peer companies over a three-year period ending on December 31, 2024. The maximum value of the performance-based stock awards granted in 2022 to each named executive officer, assuming that the highest level of performance conditions will be achieved and using the closing price of a Common Share on the date of grant of $17.53, is as follows: Mr. Helmick, $263,872; Mr. Adair, $83,704; Mr. Carney, $79,712; Mr. Gasior, $58,409; and Mr. Wenick, $90,963. Other assumptions used in the calculation of these amounts are also included in Note 11 “Stock Based Compensation” to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. All service-based restricted stock and performance-based equity awards are subject to vesting as described under “2022 Named Executive Officers Compensation – Long-Term Incentive Compensation Plans” in this proxy statement.

(2)

The non-equity incentive plan compensation required to be disclosed in this column includes (i) amounts earned under our Annual Incentive Plan as a result of achieving the goals specified for each designated year, as described for 2022 in the table included below under “Executive Compensation and Other Information – Annual Incentive Plan”, plus (ii) the following amounts earned in 2022, 2021, and 2020, respectively, with respect to cash-based long-term incentive awards granted in 2020, 2019, and 2018, respectively, as applicable, under our LTI Cash Program: Mr. Helmick, $29,150, $122,376, and $118,250; and Mr. Wenick, $43,748 (earned in 2021 with respect his 2018 award).

(3)

Amount includes: (i) $9,150 in matching contributions by the Company into Mr. Helmick’s 401(k) Plan account, (ii) $2,774 in group term life insurance expense, (iii) $12,225 in country club dues, and (iv) $47,114 in Nonqualified Deferred Compensation Plan account matching contributions and discretionary contributions.

(4)

Amount includes: (i) $9,150 in matching contributions by the Company into Mr. Adair’s 401(k) Plan account, (ii) $1,261 in group term life insurance expense, and (iii) $7,941 in Nonqualified Deferred Compensation Plan account matching contributions and discretionary contributions.

(5)

Amount includes: (i) $9,150 in matching contributions by the Company into Mr. Carney’s 401(k) Plan account, (ii) $2,412 in group term life insurance expense, (iii) $6,242 in country club dues, and (iv) $19,745 in Nonqualified Deferred Compensation Plan account matching contributions and discretionary contributions.

(6)	Amount includes: (i) $9,150 in matching contributions by the Company into Mr. Gasior’s 401(k) Plan account, (ii) $2,290 in group term life insurance expense, and (iii) $6,353 in country club dues.
(7)

Amount includes: (i) $9,150 in matching contributions by the Company into Mr. Wenick’s 401(k) Plan account, (ii) $2,675 in group term life insurance expense, (iii) $6,882 in country club dues, and (iv) $11,708 in Nonqualified Deferred Compensation Plan account matching contributions and discretionary contributions.

2022 Grants of Plan Based Awards

				Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards
(a)	(b)			(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Grant Date		Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock (#)	Grant Date Fair Value of Stock and Option Awards ($)
Kevin J. Helmick	2/23/2022	(1)	2/22/2022	$124,006	$248,012	$372,018
	2/23/2022	(2)	2/22/2022	$13,558	$67,788	$135,576
	2/23/2022	(3)	2/22/2022				1,540	7,698	15,398		$132,791
	2/23/2022	(4)	2/22/2022							3,849	$66,395
	2/25/2022	(5)	2/22/2022							21,213	$371,864
Troy Adair	2/23/2022	(1)	2/22/2022	$55,127	$110,253	$165,380
	2/23/2022	(2)	2/22/2022	$4,800	$24,000	$48,000
	2/23/2022	(3)	2/22/2022				545	2,726	5,452		$47,024
	2/23/2022	(4)	2/22/2022							1,363	$23,512
	2/25/2022	(5)	2/22/2022							6,885	$120,694

Tim Carney	2/23/2022	(1)	2/22/2022	$53,707	$107,413	$161,120
	2/23/2022	(2)	2/22/2022	$6,750	$33,750	$67,500
	2/23/2022	(3)	2/22/2022				767	3,834	7,668		$66,137
	2/23/2022	(4)	2/22/2022							1,917	$33,068

Jim Gasior	2/23/2022	(1)	2/22/2022	$56,692	$101,502	$170,075
	2/23/2022	(2)	2/22/2022	$7,088	$35,438	$70,876
	2/23/2022	(3)	2/22/2022				805	4,024	8,048		$69,414
	2/23/2022	(4)	2/22/2022							2,012	$34,707
Mark Wenick	2/23/2022	(1)	2/22/2022	$50,751	$101,502	$152,253
	2/23/2022	(2)	2/22/2022	$4,601	$23,006	$46,012
	2/23/2022	(3)	2/22/2022				522	2,612	5,224		$45,057
	2/23/2022	(4)	2/22/2022							1,306	$22,529
	2/25/2022	(5)	2/22/2022							5,657	$99,167

(1)

Potential levels of bonus payments under the Annual Incentive Plan with respect to 2022 performance. Further discussion of the Annual Incentive Plan and the potential payouts to participants in that plan is contained under “2022 Named Executive Officers Compensation – Annual Incentive Plan” under the Compensation Discussion and Analysis portion of this proxy statement. The amounts actually earned and paid with respect to 2022 are included in the “Non-Equity Incentive Plan Compensation” column (g) of the Summary Compensation Table immediately preceding this table.

(2)

Performance-based cash awards under the LTI Cash Program with payouts on the third anniversary of the award grant date determined by our TSR performance relative to the average of a group of peer companies over a three-year period ending on December 31, 2024, at a 25% weighting of each executive officer’s total long-term incentive compensation opportunity. Further discussion of the LTI Cash Program and the potential award payouts to participants in that plan is contained under “2022 Named Executive Officers Compensation – Long-Term Incentive Compensation Plans” in the Compensation Discussion and Analysis portion of this proxy statement.

(3)

Performance-based equity awards granted under the 2017 Equity Incentive Plan with vesting on the third anniversary of the award grant date determined by our average ROE performance relative to the average of a group of peer companies over a three-year period ending on December 31, 2024, at a 50% weighting of each executive officer’s total long-term incentive compensation target opportunity. The grant date fair value of these performance shares was computed using the target level award in column (g) and a grant date fair value on the date of grant of $17.25 (although the number of shares granted at the target levels of value for these awards was determined using the average closing price of our Common Shares for the 30-day period preceding the grant date, which was $17.60 per share). Further discussion of our 2017 Equity Incentive Plan and 2022 Equity Incentive Plan and the terms and conditions of vesting of performance-based awards issued to participants in those plans is contained under “2022 Named Executive Officers Compensation – Long-Term Incentive Compensation Plans” in the Compensation Discussion and Analysis portion of this proxy statement.

(4)

Service-based equity awards of restricted stock granted under the 2017 Equity Incentive Plan which vest on the third anniversary of the award grant date conditioned on continued employment through such anniversary. The grant date fair value of such awards was calculated using the closing price of our Common Shares on the date of grant of $17.25 per share (although the number of shares granted at the target levels of value for these awards was determined using the average closing price of our Common Shares for the 30-calendar day period preceding the grant date, which was $17.60 per share. Further discussion of our 2017 Equity Incentive Plan and 2022 Equity Incentive Plan and the terms and conditions of vesting of performance-based awards issued to participants in those plans is contained under “2022 Named Executive Officers Compensation – Long-Term Incentive Compensation Plans” in the Compensation Discussion and Analysis portion of this proxy statement.

(5)

Special service-based equity awards of restricted stock granted under the 2017 Equity Incentive Plan which vest on the third anniversary of the award grant date conditioned on continued employment through such anniversary. Such awards were granted to reward the outstanding performance of our key officers in 2021 in successfully completing the acquisition of Cortland Bancorp, Farmers’ largest acquisition to date, to help retain our excellent executive level talent following the significant growth in Farmers, and to incentivize our team to continue to execute on our challenging strategic acquisition plans. The special long-term equity incentive awards were based on a percentage of the base salaries of the named executive officers who were officers of Farmers in 2021, as described under “2022 Named Executive Officer Compensation – Long-Term Incentive Compensation Plans” in the Compensation Discussion and Analysis portion of this proxy statement. The grant date fair value of such award was calculated using the closing price of our Common Shares on the date of grant of $17.53 per share.

2022 Named Executive Officer Compensation Components

The primary elements of each executive officer’s total compensation reported in the Summary Compensation Table are the executive officer’s base salary, annual incentive bonus, and long-term incentive compensation. Each executive officer also received certain other benefits as listed in the “All Other Compensation” column.

Base Salary

In 2022, the Compensation Committee continued to implement its base salary positioning philosophy of seeking to establish executive officer base salaries at or near the 50th percentile of our 2022 Peer Group. Each named executive officer’s base salary is reviewed annually and is subject to adjustments based upon our financial performance, individual performance and our overall compensation philosophy. The Compensation Committee conducts an annual evaluation of the performance of Mr. Helmick in light of specified goals and objectives with input from each independent director. Based on such evaluation and input, the Compensation Committee determines the compensation of Mr. Helmick and discusses its determination with all independent directors. All other executive officers are evaluated on a variety of factors including leadership performance, strategic planning and execution, communication abilities, business knowledge, and awareness and accountability. Based thereon, Mr. Helmick determines whether a base salary increase or decrease is merited based upon individual performance and presents his base salary adjustment recommendations to the Compensation Committee. As a result of the Compensation Committee’s evaluation of Mr. Helmick and the recommendations by Mr. Helmick regarding the other named executive officers as described above, the following merit-based base salary adjustments were made effective April 1, 2022:

Name	2021 Base Salary	% Increase	2022 Base Salary
Kevin Helmick	$493,000	25.7%	$620,000
Troy Adair	$240,000	31.2%	$315,000
Tim Carney	$300,000	2.3%	$306,895
Jim Gasior	$315,000	2.8%	$323,952
Mark Wenick	$262,928	10.0%	$290,005

Annual Incentive Plan

Our Annual Incentive Plan provides certain of our executive officers and non-executive employees the opportunity to receive annual cash incentive payments based upon achievement of certain corporate and individual performance goals. The Annual Incentive Plan is intended to foster superior financial results by providing corporate-wide incentives that reward individual and team effort to achieve specified performance objectives determined for each fiscal year. The 2022 target bonus award opportunities (expressed as a percentage of base salary) and the 2022 bonus targets for each named executive officer under the Annual Incentive Plan are disclosed under “2022 Named Executive Officers Compensation – Annual Incentive Plan” in the Compensation Discussion and Analysis portion of this proxy statement.

Payments under the Annual Incentive Plan are contingent primarily upon the achievement of pre-established performance goals during a fiscal year relating to objective financial metrics established by the Compensation Committee, and secondarily upon the results of a subjective evaluation of each individual executive’s performance. Each of the elements has an assigned weight and each of the objective financial criteria has a specific target or goal for the year. In the event that we (or the individual participant) do not meet the specified goal or target for a particular metric, then no compensation will be paid with respect to that objective portion of the Annual Incentive Plan. The Compensation Committee established a threshold payout of 50% of target opportunity upon attaining a threshold level of the objective metric targets, a target payout of 100% upon attainment of 100% of the objective metric targets, and a maximum payout of 150% of target opportunity upon attaining at or greater than a maximum level of the objective metrics. For performance falling within each of the percentile ranges, payouts are made on an interpolated basis.

In establishing the Annual Incentive Plan’s objective metrics and targets for 2022, the Compensation Committee utilized the Company’s budgeting model to set the performance at levels that were determined to be achievable with strong management performance. All named executive officers were allocated certain weightings of the following three core corporate financial measures: earnings per share, efficiency ratio, and return on average assets. Those were the sole objective performance criteria allocated to Messrs. Helmick, Adair, Carney and Gasior. Mr. Wenick had additional objective metrics based on his specific areas of responsibility and oversight. Finally, in addition to the objective performance metrics, a subjective metric was included for each of the named executive officers, with a weighting of 20% of the total bonus opportunity for Messrs. Helmick, Adair, Carney and Gasior, and a weighting of 25% for Mr. Wenick. The objective performance metrics, weightings, targets and percentage payouts based on actual performance for each of our named executive officers under the Annual Incentive Plan in 2022 is set forth in detail in the under “2022 Named Executive Officers Compensation – Annual Incentive Plan” in the Compensation Discussion and Analysis portion of this proxy statement.

Payouts under the subjective element for each named executive officer were based on evaluations of overall job performance during 2022 using an extensive performance review scorecard for each executive. For each named executive officer other than Mr. Helmick, the scorecards were completed by Mr. Helmick and provided the basis of his recommendations to the Compensation Committee for the subjective portion of the executive’s bonus for 2022. For Mr. Helmick, each member of the Board of Directors completed a scorecard which were reviewed by the Compensation Committee in reaching a determination with respect to the subjective element of Mr. Helmick’s 2022 annual bonus. Based upon such reviews, the Compensation Committee approved the following percentage payouts with respect to the subjective element of the total bonus opportunity for 2022:

(i) Mr. Helmick, 125% of the possible 20% weighting; (ii) Mr. Adair, 115% of the possible 20% weighting; (iii) Mr. Carney, 100% of the possible 20% weighting; (iv) Mr. Gasior, 100% of the possible 20% weighting; and (v) Mr. Wenick, 125% of the possible 25% weighting.

Finally, the Compensation Committee includes a circuit breaker in the Annual Incentive Plan based on our “Texas ratio” for the year, determined by dividing the amount of Farmers Bank’s non-performing loans, other real estate owned and loans delinquent for more than 90 days, by Farmers Bank’s tangible capital equity plus its loan loss reserves. If this ratio exceeds 15% for the year, no bonuses are payable under the Annual Incentive Plan. Farmers’ Texas ratio for 2022 was approximately 6.08%, well below this circuit breaker level. The Compensation Committee believes that the use of a circuit breaker as part of our annual bonus program helps maintain minimum levels of safety and soundness of our institution while seeking to provide appropriate near-term incentives for achieving superior financial performance objectives.

As a result of the performance of Farmers with respect to the above-described objective metrics and each named executive officer’s individual performance evaluations, the Compensation Committee awarded the following payouts with respect to 2022 performance under the Annual Incentive Plan:

Named Executive Officer	Amount Earned under Annual Incentive Plan for 2022	Payout as a Percentage of Target Opportunity for 2022
Kevin J. Helmick	$227,168	92%
Troy Adair	$98,784	90%
Tim Carney	$93,020	87%
Jim Gasior	$98,190	87%
Mark Wenick	$114,238	113%

Long-Term Incentive Compensation

In 2022, the Compensation Committee approved the issuance to our named executive officers of (i) service-based long-term incentive awards, (ii) performance-based long-term equity incentive awards, and (iii) performance-based long-term cash incentive awards, under both our 2017 Equity Incentive Plan and our LTI Cash Program, the amounts of which are set forth in the 2022 Grants of Plan-Based Awards table of this proxy statement. At our 2022 Annual Meeting of Shareholders, shareholders approved our 2022 Equity Incentive Plan, which superseded our 2017 Equity Incentive Plan for grants of equity-based awards after adoption of the 2022 Equity Incentive Plan. The amounts of these long-term equity incentive awards granted in 2022 and those granted in 2021 and 2020 are set forth below in the Outstanding Equity Awards at Year-End table.

A detailed discussion of the vesting criteria and other terms and conditions for such all long-term incentive plan awards is included under “2022 Named Executive Officers Compensation – Long-Term Incentive Compensation Plans” in the Compensation Discussion and Analysis portion of this proxy statement.

2022 Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)		(j)
Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Kevin J. Helmick						33,741	(3)	$476,423	15,398	(4)	$217,420
									18,902	(5)	$266,896
									15,813	(6)	$223,280
Troy Adair						14,747	(7)	$208,228	5,451	(4)	$76,968
									5,996	(5)	$84,664
Tim Carney						9,211	(8)	$130,059	7,666	(4)	$108,244
Jim Gasior						9,750	(9)	$137,670	8,050	(4)	$113,666
Mark Wenick						8,592	(10)	$121,319	5,226	(4)	$73,791
									6,516	(6)	$92,006

(1)	Market value computed using $14.12, the closing price of our Common Shares on December 30, 2022.
(2)	Unearned equity awards are presented based on achievement of maximum performance goals and maximum number of shares issuable with respect to vesting thereof.
(3)

Awards of service-based restricted shares granted under our 2017 Equity Incentive Plan which are subject to vesting on the third anniversary of the date of grant, conditioned on continued employment, the vesting of which would occur as follows: (i) 3,953 on February 18, 2023; (ii) 4,726 on February 22, 2024; (iii) 3,849 on February 22, 2025; and (iv) 21,213 on February 25, 2025.

(4)

Performance-based awards granted during 2022 under our 2017 Equity Incentive Plan that are to vest, if at all, on February 23, 2025, based upon the performance of our average ROE relative to the average of a peer group of similar companies during the Performance Period ending December 31, 2024, as described in greater detail under “2022 Named Executive Officers Compensation – Long-Term Incentive Compensation Plans” in the Compensation Discussion and Analysis portion of this proxy statement. Any performance awards that do not vest on February 23, 2025 will be forfeited.

(5)

Performance-based awards granted during 2021 under our 2017 Equity Incentive Plan that are to vest, if at all, on February 22, 2024, based upon the performance of our average ROE relative to the average of a peer group of similar companies during the Performance Period ending December 31, 2023. No awards will vest if our performance falls below the 25th percentile or threshold level, 10% will vest if performance is at the 25th percentile, 50% will vest if performance is at the 50th percentile, and 100% will vest if performance is at the 85th percentile or above. For performance falling within each of these percentile ranges, payouts and vesting will occur on an interpolated basis. Any performance awards that do not vest on February 22, 2024 will be forfeited.

(6)

Performance-based awards granted during 2020 under our 2017 Equity Incentive Plan that are to vest, if at all, on February 18, 2023, based upon the performance of our average ROE relative to the average of a peer group of similar companies during the Performance Period ending December 31, 2022. No awards will vest if our performance falls below the 25th percentile or threshold level, 10% will vest if performance is at the 25th percentile, 50% will vest if performance is at the 50th percentile, and 100% will vest if performance is at the 85th percentile or above. For performance falling within each of these percentile ranges, payouts and vesting will occur on an interpolated basis. Any performance awards that do not vest on February 18, 2023 will be forfeited.

(7)

Awards of service-based restricted shares subject to vesting, conditioned on continued employment, as follows: (i) 5,000 on June 21, 2023; (ii) 1,499 on July 14, 2024; (iii) 1,363 on February 23, 2025; and (iv) 6,885 on February 25, 2025.

(8)

Awards of service-based restricted shares subject to vesting conditioned on continued employment as follows: (i) 3,647 on November 5, 2023; (ii) 3,647 on November 5, 2024; and (iii) 1,917 on February 22, 2025.

(9)

Awards of service-based restricted shares subject to vesting conditioned on continued employment as follows: (i) 3,869 on November 5, 2023; (ii) 3,869 on November 5, 2024; and (iii) 2,012 on February 22, 2025.

(10)

Awards of service-based restricted shares subject to vesting on the third anniversary of the date of grant, conditioned on continued employment, the vesting of which would occur as follows: (i) 1,629 on February 22, 2024; (ii) 1,306 on February 23, 2025; and (iii) 5,657 on February 25, 2025.

2022 Option Exercises and Stock Vested

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)		(e)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Kevin J. Helmick			22,662	(1)	$391,599	(2)
Troy Adair			—		—
Tim Carney			3,648	(3)	$62,546	(4)
Jim Gasior			3,869	(3)	$54,669	(4)
Mark Wenick			8,101		$139,985

(1)

Amounts represent number of shares which vested (i) on February 20, 2022 from an award granted during 2019 under our 2017 Equity Incentive Plan based on the performance of Farmers average ROE relative to the average ROE of our peer group of similar companies during the Performance Period ended on December 31, 2021, and (ii) on February 20, 2022 from an award of service-based restricted shares granted during 2019 under our 2017 Equity Incentive Plan conditioned on continued employment through that date.

(2)	Amount represents value realized upon vesting at the vesting date closing price of our Common Shares of $17.28 on the vesting date of February 18, 2022.
(3)

Amounts represent number of shares which vested on November 5, 2022 from awards of service-based restricted shares granted during 2021 under our 2017 Equity Incentive Plan conditioned on continued employment through that date.

(4)	Amounts represent value realized upon vesting at the vesting date closing price of our Common Shares of $14.13 on the vesting date of November 5, 2022.

Summary of Equity Awards Vested in 2022

During 2022, equity awards subject to normal vesting for certain of our named executive officers consisted of performance-based and service-based long-term awards granted in calendar year 2019 which were subject to vesting on the third anniversary of the grant date based on, respectively, our relative average ROE for the three-year performance period ended December 31, 2021 and continued employment through the third anniversary of the grant date of February 20, 2019. With regard to the performance-based equity awards, 100% vested because our relative average ROE for the three-year performance period ending on December 31, 2021 of 15.57% placed us at the 100th (i.e., top) percentile of our peer group performance for the same period.

With respect to Messrs. Carney and Gasior, one-third of their respective service-based long-term awards granted in calendar year 2021 in connection with their employment following the closing of the acquisition of Cortland Bancorp vested on the first anniversary of the grant date of November 5, 2022.

2022 Nonqualified Deferred Compensation

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Kevin J. Helmick	$59,000	$47,114	$(89,178)	—	$559,033
Troy Adair	$1,200	$7,941	$(842)	—	$4,846
Tim Carney	$96,000	$19,745	$(5,501)	—	$96,798
Jim Gasior	—	—	—	—	—
Mark Wenick	$6,000	$11,708	$(21,898)	—	$78,314

(1)	Column contains contributions by the Company in the last fiscal year under the Nonqualified Plan. Amounts shown are included in the All Other Compensation column (i) in the Summary Compensation Table.
(2)

Earnings in this column represent estimated earnings on the Nonqualified Plan, which are based upon participant-directed investment allocations. These amounts are not included in the Summary Compensation Table because they do not constitute above market interest or preferential earnings. Amounts reported in prior years in the Summary Compensation Table for (i) Mr. Helmick for 2021 was $116,301 for 2021, and (ii) Mr. Wenick for 2021 was $1,065.

Our Nonqualified Plan is described further under “2022 Named Executive Officers Compensation – Nonqualified Deferred Compensation Plan” in the Compensation Discussion and Analysis portion of this proxy statement.

Employment Agreements, Change in Control Agreements, Executive Separation Policy

Employment Agreements

Farmers has no written employment agreements with any of our 2022 named executive officers, although certain potential benefits in connection with their employment are governed by a Change in Control Agreement and an Executive Separation Policy, the material terms of each of which are described below.

Change in Control Agreements

Farmers has entered into Change in Control Agreements with each of its executive officers and all of the current named executive officers.

In the event that an executive officer’s employment is terminated by Farmers other than for Cause or by the executive for Good Reason during the six-month period commencing prior to a Change in Control (all as defined in the Change in Control Agreement) or the 12-month period thereafter, the executive would be eligible to receive the benefits set forth in the Change in Control Agreement. Those benefits included (i) a payment equal to a multiple of the executive’s annual base salary (three times for Mr. Helmick and two times for Messrs. Adair, Carney, Gasior, and Mr. Wenick; (ii) a payment equal to a multiple of the average of the annual incentive bonus paid to the executive in the three years preceding termination (three times for Mr. Helmick and one time for Messrs. Adair, Carney, Gasior, and Mr. Wenick); (iii) a pro rata incentive bonus payment for the year of termination which assumes that performance has been attained at the “target” level for each executive; (iv) a payment equal to the monthly COBRA premium payable by the executive to continue to receive health benefits at a level similar to which the executive and his spouse and dependents were participating for a period of months (36 for Mr. Helmick and 24 for Messrs. Adair, Carney, Gasior, and Mr. Wenick; and (v) a payment of $20,000 for outplacement services.

Each of the Change in Control Agreements provide for a “cut-back” in the event of any excise tax under Section 280G of the Code, such that the benefits payable to the executive would be reduced to $1.00 less than the amount that causes the payments to be treated as parachute payments under Section 280G of the Code; provided, however, that no reduction will occur if, on an after-tax basis in each case and taking into account all federal, state and local taxes (including any excise tax), the executive would receive a greater amount if no reduction had occurred, thus providing the “best net effect” to the executive.

In order to receive the benefits described above, the executive would be required to execute a general release in favor of Farmers and must also (i) comply with covenants prohibiting the solicitation of customers and employees (for a period of 36 months for Mr. Helmick and 24 months for Messrs. Adair, Carney, Gasior, and Mr. Wenick); (ii) maintain the confidentiality of Farmers’ proprietary and confidential information and (iii) comply with non-disparagement provisions.

Executive Separation Policy

Farmers has adopted an Executive Separation Policy which applies to our Chief Executive Officer and President, and each of our other named executive officers.

In the event that a Covered Executive’s employment is terminated by Farmers for Cause or by the Covered Executive without Good Reason (each as defined in the Executive Separation Policy), then the Covered Executive would be entitled to receive (i) all earned but unpaid compensation for time worked through the date of termination; and (ii) any rights and benefits, if any, as may be provided under other plans and programs of Farmers, determined in accordance with the applicable terms and provisions of such plans and programs, including, without limitation, earned but unused vacation (collectively, the “Accrued Obligations”).

If the Covered Executives employment is terminated by Farmers without Cause or by the Covered Executive with Good Reason, then, in addition to the Accrued Obligations, the Covered Executive would be eligible to receive, upon execution of a release and acceptance of additional restrictive covenants, the following: (i) a lump sum equal to 36-months’ salary for Mr. Helmick or 18-months’ salary for Messrs. Adair, Carney, Gasior, and Mr. Wenick; (ii) a pro rata incentive bonus in a lump sum equal to the bonus the Covered Executive would have earned (assuming performance at the “target” level); (iii) a lump sum amount equal to the monthly COBRA premium payable by the Covered Executive to continue to receive health benefits at a level similar to which the Covered Executive and his or her spouse and dependents were receiving multiplied by 36 (for Mr. Helmick) or 18 (for Messrs. Adair, Carney, Gasior, and Mr. Wenick; and (iv) a lump sum payment in an amount not to exceed $10,000 (for Mr. Helmick) or $7,500 (for Messrs. Adair, Carney, Gasior, and Mr. Wenick) for reasonable outplacement services for up to one year by a firm selected by Farmers.

The Executive Separation Policy defines “Good Reason” to include any of the following: (a) a reduction in a Covered Executive’s annual base salary rate, unless such reduction generally applies to other Covered Executives regardless of the reason(s) therefor; (b) a substantial diminution in a Covered Executive’s duties, authorities or responsibilities; or (c) the relocation of a Covered Executive’s principal place of employment with the Company that meets certain conditions in the Executive Separation Policy.

The Executive Separation Policy defines “Cause” to mean (a) the willful or negligent failure by the Covered Executive to substantially perform his or her duties with the Company and, after written notification by the Company to the Covered Executive, the continued failure of the Covered Executive to substantially perform such duties; (b) the willful or negligent engagement by the Covered Executive in conduct which is demonstrably and materially injurious to the Company, financially or otherwise; (c) action or inaction by the Covered Executive that constitutes a breach of a fiduciary duty with respect to the Company or any of its subsidiaries; (d) the violation of any material written policy, rule or regulation of the Company; or (e) the Covered Executive’s material breach of any agreement in respect of confidentiality with the Company, whether or not entered into after the effective date of the Executive Separation Policy.

In order to receive any payments pursuant to the Executive Separation Policy (other than the Accrued Obligations), the Covered Executive would be required to execute a general release in favor of Farmers and must also (i) comply with a non-competition covenant for 12 months; (ii) comply with covenants prohibiting the solicitation of customers and employees for a period of time equal to 24 months for Mr. Helmick or 18-months for Messrs. Adair, Carney, Gasior, and Mr. Wenick); (iii) maintain the confidentiality of Farmers’ proprietary and confidential information and (iv) comply with non-disparagement provisions. Failure to abide by these conditions requires the Covered Executive to return to Farmers, within 10 days after request by Farmers, any amounts Farmers has paid to the Covered Executive under the Executive Separation Policy (other than the Accrued Obligations).

In the event that a Covered Executive is terminated under circumstances that would entitle him or her to payment under a Change in Control Agreement, then the terms of the Change in Control Agreement will be controlling and the Covered Executive would not be entitled to benefits under the Executive Separation Policy.

Potential Payments Upon Termination or Change in Control

The following table summarizes potential amounts payable to each named executive officer under various termination scenarios including those provided pursuant to the terms of the Executive Separation Policy and Change in Control Agreements described in the foregoing section titled “EXECUTIVE COMPENSATION AND OTHER INFORMATION —Employment Agreements, Change in Control Agreements, Executive Separation Policy.” The figures in the table assume termination occurring on December 31, 2022.

2022 Potential Payments Upon Termination or Change in Control

Compensation Components	Death or Disability(1)	Voluntary Termination without Good Reason or Involuntary Termination for Cause(2)	Voluntary Termination with Good Reason or Involuntary Termination without Cause(3)	Voluntary Termination with Good Reason or Involuntary Termination- without Cause upon Change in Control(4)	Retirement
Kevin J. Helmick
Severance Pay	—	—	$1,850,000	$1,860,000	—
Benefits	—	—	$50,940	$50,940	—
Annual Incentive Plan	$248,012	—	$1,045,508	$1,045,508	—
Long-term Incentive Plans(5)	$543,033	—	$176,895	$726,906	—
Nonqualified Plan	$559033	$559,033	$559,033	$559,033	—

Total	$1,350,078	$559,033	$3,702,376	$4,262,387	—

Troy Adair
Severance Pay	—	—	$460,011	$630,014	—
Benefits	—	—	$24,714	$32,952	—
Annual Incentive Plan	$110,253	—	$110,253	$134,753	—
Long-term Incentive Plans(5)	$105,461	—	$40,411	$169,227	—
Nonqualified Plan	$4,846	$4,846	$4,846	$4,846	—

Total	$220,560	$4,846	$640,235	$971,792	—

Tim Carney
Severance Pay	—	—	$447,843	$613,790	—
Benefits	—	—	$16,476	$16,476	—
Annual Incentive Plan	$107,413	—	$107,413	$107,413	—
Long-term Incentive Plans(5)	$56,359	—	$27,068	$114,940	—
Nonqualified Plan	$96,798	$96,798	$96,798	$96,798	—

Total	$260,570	$96,798	$695,598	$949,417	—

Jim Gasior
Severance Pay	—	—	$473,428	$647,904	—
Benefits	—	—	$10,704	$10,704	—
Annual Incentive Plan	$113,383	—	$113,383	$113,383	—
Long-term Incentive Plans(5)	$59,166	—	$28,409	$120,680	—
Nonqualified Plan	—	—	—	—	—

Total	$172,549	—	$625,924	$892,671	—

Mark Wenick
Severance Pay	—	—	$422,508	$580,010	—
Benefits	—	—	$6,984	$9,312	—
Annual Incentive Plan	$101,502	—	$101,502	$210,734	—
Long-term Incentive Plans(5)	$107,055	—	$41,442	$169,812	—
Nonqualified Plan	$78,314	$78,314	$78,314	$78,314	—

Total	$286,871	$78,314	$650,750	$1,048,182	—

(1)

No severance benefits are provided upon a named executive officer’s death or disability other than (i) payment of the target amount under our Annual Incentive Plan, (ii) vesting of long-term incentive plan awards, and (iii) amounts vested under our Nonqualified Plan. All outstanding service-based awards fully vest upon death or disability. A pro rata portion of outstanding performance-based awards, both cash- and equity-based, vest upon death or disability, but are settled only at the end of the normal vesting period and only to the extent determined by the performance criteria over the performance period. For purposes of this calculation, it was assumed that the pro rata amount of outstanding performance-based long-term incentive awards would vest at their target levels of performance. The value of all equity awards for these purposes was calculated using the closing price of our Common Shares on December 30, 2022 of $14.12.

(2)

Our Executive Separation Policy provides the participating executives with the following benefits as a result of a voluntary termination without Good Reason or an involuntary termination by Farmers Bank for Cause (each as defined in the Executive Separation Policy): (a) their Accrued Obligations; and (b) any rights and benefits, if any, provided under plans and programs of the Company, determined in accordance with the applicable terms and provisions of such plans and programs, including, without limitation, earned but unused vacation (however the table assumes that the executives would receive no benefit for unused paid time off as of December 31, 2022, as unused paid time off cannot be carried over from one year to the next).

(3)

Our Executive Separation Policy generally provides the Covered Executives the following benefits as a result of a termination by the Company without Cause or by the Covered Executives for Good Reason: (a) the Accrued Obligations, (b) a lump sum equal to 36-months’ salary for Mr. Helmick or 18-months’ salary for Messrs. Adair, Carney, Gasior and Wenick; (c) a pro rata incentive bonus in a lump sum equal to the bonus the Covered Executive would have earned (assuming performance at the “target” level); (d) a lump sum amount equal to the monthly COBRA premium payable by the Covered Executive to continue to receive health benefits at a level similar to which the Covered Executive and his or her spouse and dependents were receiving multiplied by 36 (for Mr. Helmick) or 18 (for Messrs. Adair, Carney, Gasior and Wenick); and (e) a lump sum payment in an amount not to exceed $10,000 (for Mr. Helmick) or $7,500 (for Messrs. Adair, Carney, Gasior and Wenick) for reasonable outplacement services for up to one year by a firm selected by Farmers. All outstanding service-based awards fully vest (calculated using the closing price of our Common Shares on December 30, 2022 of $14.12, and all outstanding performance-based awards are forfeited. Because termination is assumed for purposes of the table to have occurred on December 31, 2022, the annual incentive benefit payable to the executives is a full year bonus at the “target” level and not a pro rata portion of that annual incentive benefit. The table also assumes that the executives would receive no benefit for unused paid time off as of December 31, 2022, as unused paid time off cannot be carried over from one year to the next.

(4)

The Change in Control Agreements with our named executive officers provide for the following payments if employment is terminated by the Company other than for Cause or by the executive for Good Reason (as each defined in the Change in Control Agreements): (a) a payment in an amount equal to the executive’s annual base salary multiplied by three for Mr. Helmick, or two times for Messrs. Adair, Carney, Gasior and Wenick; (b) a lump sum amount equal to the average of the annual incentive bonus paid to the executive in the three years preceding termination multiplied by three for Mr. Helmick, or two times for Messrs. Adair, Carney, Gasior and Wenick; (c) a pro rata incentive bonus of the year of termination (assuming performance had been attained at the “target” level); (d) a lump sum payment in an amount equal to the monthly COBRA premium payable by the executive to continue to receive health benefits at a level similar to which the executive and his spouse and dependents were participating multiplied by 36 for Mr. Helmick, or 24 for Messrs. Adair, Carney, Gasior, and Wenick; and (e) a lump sum of $20,000 for outplacement services. Upon a voluntary termination for Good Reason or an involuntary termination without Cause within two years following a Change in Control, (i) all outstanding service-based awards fully vest, and (ii) all outstanding performance-based long-term incentive awards vest and are settled at the “target” level of performance. The value of all equity awards for these purposes was calculated using the closing price of our Common Shares on December 30, 2022 of $14.12.

(5)

Upon death or disability (i) all outstanding service-based awards fully vest, and (ii) a pro rata portion of outstanding performance-based awards, both cash- and equity-based, vest subject to settlement only at the end of the normal vesting period and only to the extent determined by the performance criteria over the performance period. For purposes of these calculations, it was assumed that the pro rata amount of outstanding performance-based long-term incentive awards would vest at target levels of performance. Upon voluntary termination without Good Reason or involuntary termination for Cause, all outstanding long-term incentive awards are forfeited. Upon voluntary termination with Good Reason or involuntary termination without Cause (i) all outstanding service-based awards fully vest, and (ii) all outstanding performance-based awards are forfeited. Upon a voluntary termination for Good Reason or an involuntary termination without Cause within two years following a Change in Control, (i) all outstanding service-based awards fully vest, and (ii) all outstanding performance-based long-term incentive awards vest and are settled at the “target” level of performance. The value of all equity awards for these purposes was calculated using the closing price of our Common Shares on December 30, 2022 of $14.12.

EQUITY COMPENSATION PLAN INFORMATION

Our 2017 Equity Incentive Plan authorized the Company to issue up to 800,000 Common Shares to our employees and non-employee directors in exchange for consideration in the form of goods or services, and our 2022 Equity Incentive Plan, which has superseded our 2017 Equity Incentive Plan, authorized the Company to issue up to 1,000,000 Common Shares to our employees and non-employee directors in exchange for consideration in the form of goods or services. Information on awards outstanding under such plans as of December 31, 2022, is set forth below:

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3)
Equity compensation plans approved by security holders	68,685	—	943,500
Equity compensation plans not approved by security holders	N/A	—	—
Total	68,685	—	943,500

(1)

Amount represents awards of performance-based shares granted pursuant to the 2017 Equity Incentive Plan, the vesting of which is contingent upon corporate performance measured by evaluating our average ROE relative to the average ROE of a peer group of financial institutions during the applicable three-year performance period commencing in the year of grant. Amount does not include outstanding awards of service-based restricted shares totaling 193,015, which are subject to vesting within the third anniversaries of the grant dates, conditioned upon continued employment of the participants on such anniversary dates.

(2)	The weighted average exercise price is not determinable for the awards of performance-based shares described in footnote (1).
(3)	Amount represents shares available for future issuance under the 2022 Equity Incentive Plan.

2022 DIRECTOR COMPENSATION

The following table sets forth compensation that each of Farmers’ current non-employee directors received in 2022. Messrs. Thornton and Varischetti were appointed as directors effective January 1, 2023, so neither received any compensation in 2022. Mr. Helmick, as a Farmers executive, does not receive additional compensation for his services as a director. For additional description of our director compensation, see Other Elements of Our Executive Compensation Programs – Director Compensation in Compensation Discussion and Analysis.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Total ($)
Gregory C. Bestic	$80,200	—	$80,200
Anne Frederick Crawford	$65,000	—	$65,000
Neil J. Kaback	$62,500	—	$62,500
Ralph D. Macali	$62,500	—	$62,500
Frank J. Monaco	$65,000	—	$65,000
Terry A. Moore	$79,167	—	$79,167
Edward W. Muransky	$65,000	—	$65,000
David Z. Paull	$80,833	—	$80,833
Richard B. Thompson	$62,500	—	$62,500

(1)

Amounts reflect all fees paid during 2022 for services as a director, including an annual cash retainer of $62,500 and the following amounts paid in cash to directors with additional duties: (i) $25,000 for the independent chair of the Board; (ii) $10,000 for the independent vice chair of the Board; (iii) $10,000 for the independent chair of the Executive Committee; and (iv) $7,500 for all other committee chairs. The amount for Mr. Bestic also includes $10,200 in fees for his service on the Board of Directors of Farmers Trust Company, a subsidiary of Farmers.

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive compensation actually paid (“CAP”) for our principal executive officer (“PEO”) and our non-PEO
named executive officers
(“Non-PEO
NEOs”) and certain financial performance of the Company. For further information concerning the Company’s pay-for-performance
philosophy and how the Company aligns executive compensation with performance, refer to the Compensation Discussion and Analysis portion of this proxy statement.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Value of Initial Fixed $100 Investment Based On:		Net Income (millions) (7)	Core Net Income (millions) (8)
					Total Shareholder Return (5)	Peer Group Total Shareholder Return (6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$1,471,138	$1,137,486	$505,850	$450,071	$84	$84	$60.6	$64.0
2021	$1,528,022	$1,826,820	$525,658	$605,794	$144	$146	$51.8	$62.3
2020	$1,094,742	$816,225	$438,000	$329,226	$79	$95	$41.9	$45.5

(1)
The amounts reported in column (b) are the amounts of total compensation reported for Mr. Helmick, our PEO, for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “
Executive Compensation and Other Information
– Summary Compensation Table.”

(2)
The amounts reported in column (c) represent the amount of CAP for Mr. Helmick as computed in accordance with Item 402(v) of Regulation
S-K.
Amounts do not reflect the actual amount of compensation earned by or paid to Mr. Helmick during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Mr. Helmick’s total compensation for each year to determine the CAP:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards (a)	Equity Award Adjustments (b)	Compensation Actually Paid to PEO
2022	$1,471,138	$575,207	$(333,652)	$1,137,486
2021	$1,528,022	$199,768	$298,798	$1,826,820
2020	$1,094,742	$188,914	$(278,517)	$816,225

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.
(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end
fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2022	$462,571	$(192,235)	N/A	$(28,781)	$0	N/A	$(333,652)
2021	$263,002	$224,020	N/A	$11,544	$0	N/A	$298,798
2020	$157,369	$(131,995)	N/A	$(114,977)	$0	N/A	$(278,517)

(3)	Amounts reported in column (d) represent the average of the amounts reported for the Company’s Non-PEO NEOs as a group in the “Total” column of the Summary Compensation Table in each applicable year.
(4)
Amounts reported in column (e) represent the average amount of CAP for the
Non-PEO
NEOs as a group as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the
Non-PEO
NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to average total compensation for the
Non-PEO
NEOs as a group for each year to determine the CAP, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments (a)	Average Compensation Actually Paid to Non-PEO NEOs
2022	$505,850	$142,108	$(55,779)	$450,071
2021	$525,658	$83,035	$80,136	$605,794
2020	$438,000	$66,858	$(108,775)	$329,226

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2022	$114,146	$(22,858)	N/A	$(4,959)	$0	N/A	$(55,779)
2021	$103,806	$47,864	N/A	$2,658	$0	N/A	$80,136
2020	$55,694	$(43,829)	N/A	$(64,272)	$0	N/A	$(108,775)

(5)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6)
Represents the peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index, which is also included in the five year cumulative total return chart included in the Company’s 2022 Annual Report on Form
10-K:
Dow Jones U.S. MicroCap Banks Index.

(7)	Amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(8)
Core net income is defined as net income adjusted for certain after-tax
items including acquisition related costs, litigation settlement income, litigation settlement legal expense, a charitable donation, and net losses on asset/security sales. While the Company uses numerous financial and non-financial
performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Core Net Income is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link CAP to the Company’s NEOs for the most recently completed fiscal year, to Company performance.

Financial Performance Measures
As described in greater detail in the Compensation Discussion and Analysis portion of this proxy statement, the Company’s executive compensation program embraces a pay-for-performance
philosophy. The metrics used for both our long-term and short-term incentive awards are selected based on an overall objective of providing incentives to our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs to the Company’s performance for the most recently completed fiscal year are as follows:

•	Earnings per Share (adjusted) (EPS)

•	Return on Average Assets

•	Efficiency Ratio

Analysis of Information Presented in Pay versus Performance Table
As described in greater detail under the Compensation Discussion and Analysis portion of this proxy statement, the Company’s executive compensation program reflects a strong pay-for-performance
philosophy with an emphasis on variable, performance-based compensation. While the Company uses several objective metrics to align executive compensation with our financial performance, we do not specifically align such metrics with CAP (as computed in accordance with Item 402(v) of Regulation
S-K)
for a particular year. In accordance with Item 402(v) of Regulation
S-K,
the Company is providing the following tables reflect the relationships between certain of the information presented in the Pay versus Performance table and CAP.

CEO PAY RATIO DISCLOSURE

CEO Pay Ratio

Pursuant to Commission regulations adopted under the Dodd-Frank Act, we are required to calculate and disclose the ratio of the annual total compensation of our chief executive officer, Mr. Helmick, compared to the total annual compensation of our employee whose compensation represents the median compensation of all employees other than Mr. Helmick.

To identify such “median employee” we added the salary paid to each employee (other than Mr. Helmick) during 2022 plus all other compensation paid to each employee for services rendered during 2022, to arrive at total compensation paid to each employee with respect to 2022. We used the amount of salary paid during 2022, rather than salary paid for services rendered during 2022 regardless of when actually paid, for purposes of identifying the median employee. We calculated the compensation of each of our employees who was employed by the Company as of December 31, 2022. The compensation of full-time, permanent employees who were hired after January 1, 2022 was annualized. The compensation of part-time, temporary and seasonal employees was not adjusted to a full-time or full-year equivalent. We included for each employee all forms of compensation that were paid to that employee during 2022, including, as applicable, the following:

•	Base salary or wages, including overtime

•	Bonuses

•	Grants of time-based long-term incentive compensation awards

•	Other incentive compensation, including vesting of performance-based long-term incentive compensation awards

•	Service awards for years of service to Farmers

•	Christmas gifts

•	401(k) plan matching contributions

•	Nonqualified deferred compensation

•	Nonqualified executive retirement compensation

•	Health insurance premiums

•	Country club dues

•	Group term life insurance, AD&D, and long-term and short-term disability premiums

After calculating each employee’s annual total compensation, we ranked the annual total compensation of all employees other than Mr. Helmick from lowest to highest and identified the middle employee in the list as the median employee. We then calculated the annual total compensation of both Mr. Helmick and such median employee for the 2022 calendar year in a manner consistent with the rules for determining amounts disclosed in the Summary Compensation Table in the Executive Compensation and Other Information portion of this proxy statement. The calculations yielded the following results:

Annual total compensation of Mr. Helmick	$1,863,032
The median employee’s annual total compensation	$54,698
The ratio of Mr. Helmick’s annual total compensation to the median employee’s annual total compensation	34.06:1

The Compensation Committee believes our compensation program must be equitable to all employees to motivate our employees to perform in manners that enhance shareholder value. We will continue to monitor the relationship of the compensation of our executive officers, including our chief executive officer, to the compensation of non-executive employees.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Management is responsible for Farmers’ internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of Farmers’ consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes, and the Committee Chair, as representative of the Committee, discusses the interim financial information contained in quarterly earnings announcements with both management and the independent registered public accounting firm prior to public release. The Audit Committee also recommends to the Board of Directors the selection of Farmers’ independent registered public accounting firm and must pre-approve all services provided.

NASDAQ rules require each member of the Audit Committee to be able to read and understand financial statements. The Company believes that each member of the Audit Committee as constituted satisfies this requirement. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm, although each member of the Audit Committee has the authority to engage and determine funding for independent advisors as deemed necessary. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of Farmers’ financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s independent registered public accounting firm is in fact “independent.”

In this context, the Audit Committee met and held discussions with Farmers’ management, who represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee reviewed and discussed the consolidated financial statements with both management and Farmers’ independent registered public accounting firm for the year ended December 31, 2022, CliftonLarsonAllen LLP (“CLA”). The Audit Committee also discussed with CLA matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard (AS) 1301 (previously AS No. 16). CLA provided to the Audit Committee written disclosures pursuant to Rule 3526 of the PCAOB (Communications with Audit Committees Concerning Independence). The Audit Committee has discussed with CLA any relationships with or services to Farmers or its subsidiaries that may impact the objectivity and independence of CLA, and the Audit Committee has satisfied itself as to CLA’s independence.

Based upon the Audit Committee’s discussion with management and CLA, and the Committee’s review of the representation of management and the report of CLA to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2022 be included in Farmers’ Annual Report on Form 10-K filed with the Commission.

The Audit Committee:

Gregory C. Bestic, Chair

Neil J. Kaback

Ralph D. Macali

Richard B. Thompson

PROPOSAL FOUR — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Upon the recommendation and approval of the Audit Committee of the Board of Directors and the approval by the Board of Directors, the Company has selected Crowe LLP (“Crowe”) to act as the independent registered public accounting firm to examine Farmers’ books, records and accounts and those of its subsidiaries for the year ending December 31, 2023. This appointment is being presented to shareholders for ratification or rejection during the Annual Meeting.

On August 26, 2022, Farmers National Banc Corp. (the “Company”) informed CliftonLarsonAllen LLP (“CLA”) that the Audit Committee of the Board of Directors had approved the dismissal of CLA as the Company’s independent registered public accounting firm upon completion of the audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2022. The decision resulted from a competitive request for proposal process undertaken by the Audit Committee pursuant to which the Audit Committee received proposals from CLA, Crowe, and one other independent registered public accounting firm. CLA served as the Company’s independent registered public accounting firm from 2019 through the completion of the audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2022. Crowe served as the Company’s independent registered public accounting firm prior CLA’s engagement commencing in 2019.

CLA’s reports on the Company’s consolidated financial statements for each of the fiscal years ended December 31, 2021 and 2022 in which CLA served as the independent registered public accounting firm for the Company did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s two most recent fiscal years ended December 31, 2021 and 2022 in which CLA served as the independent registered public accounting firm for the Company (i) there were no disagreements between the Company and CLA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of CLA, would have caused CLA to make reference to the subject matter of the disagreements in its report on the consolidated financial statements for such years, and (ii) there were no “reportable events” as that term is defined in Item 304 of Regulation S-K.

The Company has appointed Crowe to serve as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2023, upon the recommendation and approval of the Audit Committee and the approval by the Board of Directors. The appointment of Crowe resulted from a competitive request for proposal process undertaken by the Audit Committee. Crowe is considered by the Audit Committee and the Board of Directors to be well qualified. By NASDAQ and Commission rules and regulations, selection of Farmers’ independent registered public accounting firm is the direct responsibility of the Audit Committee. The Board of Directors has determined, however, to seek shareholder ratification of this selection as both a good corporate practice and to provide shareholders an avenue to express their views on this important matter.

The proposal to ratify the appointment of Farmers’ independent registered public accounting firm requires the affirmative vote of the holders of a majority of the Common Shares present (via the live webcast), represented and entitled to vote during the Annual Meeting. Shareholders may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on Proposal Three. Broker non-votes may be counted as votes “For” Proposal Four.

Abstentions will be counted as present and entitled to vote for purposes of Proposal Four and thus will have the same effect as a vote against Proposal Four. If shareholders fail to ratify the appointment, the Audit Committee will seek to understand the reasons for such failure and will take those views into account in this and future appointments of Farmers’ independent registered public accounting firm. Even if the current selection is ratified by shareholders, the Audit Committee reserves the right to terminate the engagement of Crowe and appoint a different independent accounting firm at any time during the year if the Audit Committee determines that such change would be in the best interests of the Company and its shareholders.

Representatives of Crowe will be present (via the live webcast) during the Annual Meeting to make a statement if they desire to do so and will be available to respond to appropriate questions.

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS EACH RECOMMEND A VOTE “FOR” RATIFICATION OF THE SELECTION OF CROWE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE CURRENT YEAR.

Independent Registered Public Accounting Firm Fees

Fees for professional services rendered by CLA for fiscal 2022 and 2021 were as follows:

	2022	2021
Audit Fees	$404,333	$413,468
Audit-Related Fees	—	—
Tax Fees	$66,717	$31,367
All Other Fees	—	—
Total Fees	$471,050	$444,835

Audit Fees consist of fees billed by Farmers’ independent registered public accounting firm for the audit of Farmers’ annual financial statements, the review of financial statements included in the Company’s quarterly reports on Form 10-Q, statutory and subsidiary audits and services provided in connection with regulatory filings during 2022.

Tax Fees represent fees for professional services for tax compliance, tax advice and tax planning.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of CLA and has concluded that it is.

Pre-Approval of Fees

Under applicable Commission rules, the Audit Committee pre-approves the audit and non-audit services performed by the independent registered public accounting firm to assure that the provision of the services does not impair the firm’s independence. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it requires specific pre-approval by the Committee. In addition, any proposed services exceeding pre-approved cost levels require specific Audit Committee pre-approval. The Audit Committee also reviews, generally on a quarterly basis, reports summarizing the services provided by the independent registered public accounting firm. All of the services related to Audit-Related Fees, Tax Fees or All Other Fees described above were pre-approved by the Audit Committee.

The Audit Committee’s pre-approval policy is contained in the Audit Committee Charter, a current copy of which is available at www.farmersbankgroup.com.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The Commission has implemented rules regarding the delivery of proxy materials (i.e., annual reports, proxy statements and Notices of Internet Availability of Proxy Materials) to households. This method of delivery, often referred to as “householding”, would permit the Company to send: (a) a single annual report and/or a single proxy statement, or (b) a single Notice of Internet Availability of Proxy Materials to any household at which two or more registered shareholders reside if the Company reasonably believes such shareholders are members of the same family or otherwise share the same address or that one shareholder has multiple accounts. In each case, the registered shareholder(s) must consent to the householding process in accordance with applicable Commission rules. The householding procedure reduces the volume of duplicate information shareholders receive and reduces the Company’s expenses. The Company may institute householding in the future and will notify registered shareholders affected by householding at that time. Registered shareholders sharing an address may request delivery of a single copy of annual reports, proxy statements and Notices of Internet Availability of Proxy Materials, as applicable, by contacting the Shareholder Relations at Farmers National Banc Corp., 20 South Broad Street, P.O. Box 555, Canfield, Ohio 44406, Attention: Investor Relations or by calling (330) 533-5127.

Many broker/dealers and other holders of record have instituted householding. If your family or others with a shared address have one or more “street name” accounts under which you beneficially own common shares of the Company, you may have received householding information from your broker/dealer, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this proxy statement, the Company’s Annual Report or the Notice of Internet Availability of Proxy Materials and/or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding.

INCORPORATION BY REFERENCE

The Audit Committee Report and the Compensation Committee Report in this proxy statement are not deemed filed with the Commission and shall not be deemed incorporated by reference into any prior or future filings made by Farmers under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference.

TROY ADAIR

Executive Vice President, Chief Financial Officer and Secretary

Canfield, Ohio

March 21, 2023

APPENDIX A

FARMERS NATIONAL BANC CORP.

Reconciliation of Non-GAAP Financial Measures

Reconciliation of Net Income and Return on Average Assets, Excluding Certain Items

December 31,	2022
Net income	$60,597
Acquisition related costs – after tax	3,290
Litigation settlement income – after tax	(6,616)
Litigation settlement contingent legal expense – after tax	1,639
Charitable donation – after tax	4,740
Net loss (gain) on asset/security sales – tax equated	344

Net income – adjusted	$63,994

Diluted EPS excluding merger and certain items	$1.89
Return on Average Assets excluding merger and certain items	1.54%

Reconciliation of Efficiency Ratio, Excluding Certain Items

December 31,	2022
Net interest income – tax equated	$127,530
Noninterest income	44,202
Litigation settlement income	(8,375)
Net loss (gain) on asset/security sales	435

Net interest income and noninterest income adjusted	163,792
Noninterest expense less intangible amortization	92,438
Charitable donation	6,000
Litigation settlement contingent legal expense	2,075
Acquisition related costs	4,070

Noninterest income adjusted	80,293

Efficiency ratio excluding certain items	49.02%

A-1

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.
Online Before the meeting go to www.envisionreports.com/FMNB During the meeting go to meetnow.global/MWKKDGV or scan the QR code – login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/FMNB

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals –The Board of Directors recommend a vote FOR all the nominees listed, 1 YEAR on Proposal 2 and FOR Proposals 3 and 4.

1. To elect four Class I directors to serve for a term of three years to expire at the Annual Meeting of Shareholders to be held in 2026.
	For	Withhold		For	Withhold		For	Withhold
01 - Gregory C. Bestic	☐	☐	02 - Kevin J. Helmick	☐	☐	03 - Neil J. Kaback	☐	☐
04 - Terry A. Moore	☐	☐

	1 Year	2 Years	3 Years	Abstain		For	Against	Abstain
2. to conduct a non-binding advisory vote on the frequency of holding an advisory vote on executive compensation	☐	☐	☐	☐	3. to consider and vote upon a non-binding advisory resolution to approve the compensation of Farmers’ named executive officers	☐	☐	☐
	For	Against	Abstain
4. to consider and vote upon a proposal to ratify the appointment of Crowe LLP as Farmers’ independent registered public accounting firm for the fiscal year ending December 31, 2023	☐	☐	☐		NOTE: to transact such other business as may properly come before the meeting or any adjournments thereof. Farmers’ Board of Directors is not currently aware of any other business to come before the Annual Meeting.

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

1 P C F

        03R1BE

The 2023 Annual Meeting of Shareholders of Farmers National Banc Corp. will be held April 20, 2023 at 10:00 a.m., Eastern Time. We have adopted a virtual format for our Annual Meeting to provide a consistent experience to all shareholders regardless of location. We will provide a live webcast of the Annual Meeting at meetnow.global/MWKKDGV, where you will be able to vote electronically and submit questions during the meeting.

The 2023 Annual Meeting of Shareholders of Farmers National Banc Corp. will be held on

April 20, 2023 at 10:00 a.m. Eastern Time, virtually via the internet at meetnow.global/MWKKDGV.

To access the virtual meeting, you must have the Control number that is printed in the shaded bar located on the reverse side of this form.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

Notice & Proxy Statement, 2022 Annual Report to Shareholders with Form 10-K is/are available at

www.envisionreports.com/FMNB

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/FMNB

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

FARMERS NATIONAL BANC CORP.

ANNUAL MEETING OF SHAREHOLDERS

April 20, 2023

via the Internet at meetnow.global/MWKKDGV

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Troy Adair, Timothy F. Shaffer and Amber Wallace Soukenik, and each of them, proxies with full power of substitution to vote on behalf of the shareholders of Farmers National Banc Corp. on Thursday, April 20, 2023, at 10:00 a.m. Eastern Time, and any adjournment(s) and postponement(s) thereof with all powers that the undersigned would possess personally present with respect to the proposal(s) set forth on the reverse side hereof.

IF THIS PROXY IS SIGNED AND RETURNED AND DOES NOT SPECIFY A VOTE ON ANY PROPOSAL, THE PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES, FOR A FREQUENCY OF “1 YEAR” ON PROPOSAL TWO, AND “FOR” THE APPROVAL OF PROPOSALS THREE AND FOUR. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT FROM FARMERS NATIONAL BANC CORP. PRIOR TO THE EXECUTION OF THIS PROXY OF THE NOTICE OF MEETING AND A PROXY STATEMENT.

Continued and to be signed on reverse side

C	Non-Voting Items

Change of Address – Please print new address below.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommend a vote FOR all the nominees listed, 1 YEAR on Proposal 2 and FOR Proposals 3 and 4.

1. To elect four Class I directors to serve for a term of three years to expire at the Annual Meeting of Shareholders to be held in 2026.
	For	Withhold		For	Withhold		For	Withhold
01 - Gregory C. Bestic	☐	☐	02 - Kevin J. Helmick	☐	☐	03 - Neil J. Kaback	☐	☐
04 - Terry A. Moore	☐	☐

	1 Year	2 Years	3 Years	Abstain		For	Against	Abstain
2. to conduct a non-binding advisory vote on the frequency of holding an advisory vote on executive compensation	☐	☐	☐	☐	3. to consider and vote upon a non-binding advisory resolution to approve the compensation of Farmers’ named executive officers	☐	☐	☐
		For	Against	Abstain
4. to consider and vote upon a proposal to ratify the appointment of Crowe LLP as Farmers’ independent registered public accounting firm for the fiscal year ending December 31, 2023		☐	☐	☐	NOTE: to transact such other business as may properly come before the meeting or any adjournments thereof. Farmers’ Board of Directors is not currently aware of any other business to come before the Annual Meeting.

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

1 U P X

        03R1CE

The 2023 Annual Meeting of Shareholders of Farmers National Banc Corp. will be held April 20, 2023 at 10:00 a.m., Eastern Time. We have adopted a virtual format for our Annual Meeting to provide a consistent experience to all shareholders regardless of location. We will provide a live webcast of the Annual Meeting at meetnow.global/MWKKDGV, where you will be able to vote electronically and submit questions during the meeting.

The 2023 Annual Meeting of Shareholders of Farmers National Banc Corp. will be held on

April 20, 2023 at 10:00 a.m. Eastern Time. Please refer to the proxy statement for login instructions.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

Notice & Proxy Statement, 2022 Annual Report to Shareholders with Form 10-K is/are available at

www.edocumentview.com/FMNB

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

FARMERS NATIONAL BANC CORP.

ANNUAL MEETING OF SHAREHOLDERS

April 20, 2023

via the Internet at meetnow.global/MWKKDGV

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Troy Adair, Timothy F. Shaffer and Amber Wallace Soukenik, and each of them, proxies with full power of substitution to vote on behalf of the shareholders of Farmers National Banc Corp. on Thursday, April 20, 2023, at 10:00 a.m. Eastern Time, and any adjournment(s) and postponement(s) thereof with all powers that the undersigned would possess personally present with respect to the proposal(s) set forth on the reverse side hereof.

IF THIS PROXY IS SIGNED AND RETURNED AND DOES NOT SPECIFY A VOTE ON ANY PROPOSAL, THE PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES, FOR A FREQUENCY OF “1 YEAR” ON PROPOSAL TWO, AND “FOR” THE APPROVAL OF PROPOSALS THREE AND FOUR. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT FROM FARMERS NATIONAL BANC CORP. PRIOR TO THE EXECUTION OF THIS PROXY OF THE NOTICE OF MEETING AND A PROXY STATEMENT.

Continued and to be signed on reverse side